 Exhibit 10.1 - Support Agreement dated as of August 11, 2011

Execution Version

SUPPORT AGREEMENT

This SUPPORT AGREEMENT is dated as of August 11, 2011 (this “Support Agreement”, and such date, the “Support Agreement Date”) by each of Lee Enterprises, Incorporated, a Delaware corporation (the “Company”), the Subsidiary Guarantors and other entities set forth on Schedule 1 annexed hereto (collectively, the “Company Parties”) and such other lenders from time to time party hereto (the “Consenting Lenders” and together with the Company Parties, “Parties”).

WHEREAS, the Company and the Consenting Lenders are party to the Amended and Restated Credit Agreement, dated as of December 21, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the lenders party thereto from time to time, Deutsche Bank Trust Company Americas, as administrative agent (in such capacity, the “Administrative Agent”), Deutsche Bank Securities Inc. and Suntrust Capital Markets, Inc., as Joint Lead Arrangers, Deutsche Bank Securities Inc., as Book Running Manager, Suntrust Bank, as Syndication Agent, and Bank of America, N.A., The Bank of New York and The Bank Of Tokyo-Mitsubishi, Ltd., Chicago Branch, as Co-Documentation Agents. Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Credit Agreement; and

WHEREAS, the Company Parties have requested that the Lenders under the Credit Agreement execute and deliver this Support Agreement in connection with effectuating the transactions described in the Term Sheet (as defined below).

NOW, THEREFORE, in consideration of the foregoing and the promises, mutual covenants, and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound, agrees as follows:

Section 1. Term Sheet, Plan of Reorganization, and Definitive Documentation.

1.1 Support of Term Sheet, Plan and Definitive Documentation.

(a)
Until the Termination Date (as defined below), the Parties, severally and not jointly, agree (i) to support and consummate the transactions contemplated by the term sheet annexed hereto as Exhibit A (including the Exhibits and Annexes thereto and any supplements thereto, the “Term Sheet”) and (ii) that if Lenders holding less than 95% of the aggregate of the (x) outstanding principal amount of Term Loans and Revolving Loans and (y) Letter of Credit Outstandings execute and deliver this Support Agreement and the Company elects, at its option, and delivers on behalf of itself and the other Company Parties a written notice to the Administrative Agent (which notice, for the avoidance of doubt, may be delivered by the Company no earlier than the date 20 days after the Effective Date (defined below) subject to the terms hereof and only if Lenders holding less than 95% of the aggregate of the (x) outstanding principal amount of Term Loans and Revolving Loans and (y) Letter of Credit Outstandings have executed this Support Agreement), then the Company Parties shall take all actions necessary to obtain requisite corporate approvals, prepare for and commence the Chapter 11

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Cases (as defined below) and, in such event, each of the Parties hereto shall, subject to Section 6, support and agree to the Plan (as defined below) which shall incorporate the terms of the Term Sheet (the “Prepackaged Alternative” and the written notice relating thereto being the “Prepackaged Alternative Notice”).

(b)
Until the Termination Date, the Company Parties, jointly and severally, agree to: (i) to take any and all necessary and appropriate actions in furtherance of all of the transactions contemplated under this Support Agreement and the Term Sheet, (ii) use commercially  reasonable efforts to cause Lenders holding 95% of the aggregate of the (x) outstanding principal amount of the Term Loans and the Revolving Loans and (y) Letter of Credit Outstandings to execute this Support Agreement, and (iii) that in the event the Company Parties elect to effectuate the transactions contemplated under this Support Agreement and the Term Sheet pursuant to the Prepackaged Alternative (A) in conjunction with distribution of a Disclosure Statement (as defined below) solicit votes from Lenders to accept or reject a prepackaged Chapter 11 plan of reorganization that effectuates the terms of the Term Sheet, is materially consistent with the terms of the Term Sheet, and is otherwise in form and substance reasonably satisfactory to the Administrative Agent and the Initial Backstop Lenders (as defined below) (the “Plan”), (B) commence reorganization cases (the “Chapter 11 Cases”) for each of the Company Parties (provided that the Company Parties may elect to exclude Pulitzer Inc. and its subsidiaries from such reorganization cases if prior to the commencement of the Chapter 11 Cases for the other Company Parties the “Required Holders” under the St. Louis Post-Dispatch LLC Note Agreement dated as of May 1, 2000 (the “Required Holders”) have agreed to the terms of a forbearance agreement that is reasonably acceptable to the Company Parties, the Administrative Agent and the Initial Backstop Lenders (the “Pulitzer Forbearance Agreement”)) by filing voluntary petitions (the date of their filing, the “Petition Date”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), (C) file and seek approval on an interim and final (to the extent applicable) basis of “first-day” motions, including, without limitation, a motion seeking approval of debtor in possession financing and/or consensual use of cash collateral of the “Secured Creditors” under and as defined in the Credit Agreement (collectively, the “Secured Creditors”) and providing adequate protection to such Secured Creditors, including current pay cash interest at the non-default rate specified in the Credit Agreement for accrued and unpaid interest as of the Petition Date and for interest accruing after the Petition Date, adequate protection liens, superpriority administrative claims and payment of reasonable professional fees and expenses (including, without limitation, reasonable legal counsel fees and financial advisor fees) of the Administrative Agent and the Initial Backstop Lenders (“Adequate Protection”) (all of which motions and related orders shall be in form and substance reasonably satisfactory to the Administrative Agent, collectively, the “First Day Motions”), (D) request, file and seek approval of a motion (the “Backstop Lender Reimbursement Motion”) requesting authority to pay the reasonable professional fees and expenses of the Initial Backstop Lenders (which motion and related order shall be in form and substance reasonably satisfactory to the Administrative Agent and the Initial Backstop Lenders), (E) file the Plan and Disclosure Statement with the Bankruptcy Court on the Petition Date and seek approval of the Disclosure Statement and confirmation of the Plan, and (F) take any and all necessary and

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appropriate actions in furtherance of all of the restructuring transactions contemplated under this Support Agreement, the Plan and the Term Sheet.

(c)
Until the Termination Date, each Consenting Lender, severally and not jointly, hereby agrees (i) to take any and all necessary and appropriate actions in furtherance of all of the restructuring transactions contemplated under this Support Agreement and the Term Sheet and (ii) that in the event the Company Parties elect to effectuate the restructuring transactions contemplated under this Support Agreement and the Term Sheet pursuant to the Prepackaged Alternative (A) subject to receipt of the Disclosure Statement and proper solicitation thereunder, timely vote its claims (as defined in section 101(5) of the Bankruptcy Code) against the applicable Company Parties as set forth on Schedule 2 in annexed hereto and as may be acquired after the date hereof pursuant to Section 7.1(a) of this Support Agreement from another Consenting Lender hereto (the “Claims”, provided that as used herein, “Claims” shall not include any claim held by a Consenting Lender to the extent excluded by 7.7(c) of this Support Agreement), now or hereafter beneficially owned by such Consenting Lender or for which the Consenting Lender now or hereafter serves as the nominee, investment manager or advisor for beneficial holders, and, in such capacity, cause its affiliates and funds (solely to the extent such Consenting Lender has voting control of such affiliates or funds and solely with respect to such Claims) (x) vote to accept the Plan, (y) not change or withdraw (or cause to be changed or withdrawn) such vote unless the Plan is modified in a manner materially inconsistent with the Term Sheet or, in relation to the Backstop Lenders, the Backstop Commitment Letter (as defined in Section 3(e) below), and (z) to the extent such election is available, not elect on its ballot to preserve any claims that may be affected by any releases provided for under the Plan (provided that such Consenting Lender is similarly granted a release under the Plan), (B) exchange a ratable portion (or ratable or greater portion in the case of each Backstop Lender) of the principal amount of its outstanding Loans under the Credit Agreement for Second Lien Term Loans (as defined in Exhibit B to the Term Sheet) in a manner consistent with and subject to the terms of the Term Sheet and any Backstop Commitment Letter, and in the amounts set forth in, Schedule 2 hereto or the schedule to such Consenting Lender’s Lender Joinder (as applicable), (C) support confirmation of the Plan (and not object to, or support any other person’s efforts to oppose or object to, confirmation of the Plan), unless the Plan is modified in a manner materially inconsistent with the Term Sheet or, in relation to the Backstop Lenders, the Backstop Commitment Letter, including seeking the entry of a confirmation order in form and substance reasonably satisfactory to the Administrative Agent and the Initial Backstop Lenders (the “Confirmation Order”), (D) support (and not object to) the First Day Motions and the Backstop Lender Reimbursement Motion, (E) refrain from taking any action not required by law which is inconsistent with, or that would materially delay or impede approval, confirmation or consummation of the Plan or that is otherwise inconsistent with the express terms of this Support Agreement or the Term Sheet (unless such action is taken in response to an action taken by a Company Party or other entity not a party hereto that is inconsistent with the terms of this Support Agreement or, in relation to the Backstop Lenders, the Backstop Commitment Letter (as defined in Section 3(e) below)), and (F) not, directly or indirectly, propose, support, solicit, encourage, or participate in the formulation of any plan of reorganization or liquidation in the Chapter 11 Cases other than the Plan.

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Notwithstanding anything herein to the contrary, (x) except with respect to the Backstop Lenders, each Consenting Lender may, in its sole discretion, elect at the time of such Lender’s execution and delivery of this Support Agreement or Lender Joinder to exchange a portion of its Loans to Second Lien Term Loans in the amount set forth on Schedule 2 hereto or the schedule to such Consenting Lender's Lender Joinder, in each case, such Consenting Lender's percentage interest in the Second Lien Term Loans shall not exceed such Consenting Lender's percentage interest, determined as of the date of its election, in the aggregate outstanding Loans under the Credit Agreement (with respect to each Consenting Lender, its “Maximum Exchange Percentage”, and the aggregate of all Consenting Lender Maximum Exchange Percentages (other than those of the Backstop Lenders) being the “Consenting Lender Second Lien Allocation”), (y) the Initial Backstop Lenders may satisfy, in part, their commitments to exchange their Claims into Second Lien Term Loans hereunder by acquiring Claims of other Lenders in accordance with Section 7.1 hereof and exchanging such acquired Claims in accordance herewith or in an aggregate amount of up to $10,000,000 in cash, which cash proceeds shall be applied as set forth in Exhibit B to the Term Sheet, and (z) the Company Parties agree that as of the closing date of the transactions contemplated hereby the Backstop Lenders’ actual aggregate allocation of Second Lien Term Loans shall be no less than 100% minus the Consenting Lender Second Lien Allocation except to the extent such amount would be in excess of the aggregate Backstop Lender commitments  (provided that any such commitments shall be set forth solely in the Backstop Commitment Letter addressed to the Company referenced in Section 3(e) and nothing in this Support Agreement or the Schedules, Exhibits, or Annexes hereto shall constitute an express (or implied) commitment by any Backstop Lenders to exchange any loans or otherwise provide any financing to the Company Parties).

For the avoidance of doubt, each of the Parties also agrees, severally and not jointly, that, unless this Support Agreement is terminated in accordance with the terms hereof, it will not take any action (or refrain from taking an action) that would in any material respect interfere with, delay, or postpone the effectuation of the restructuring transactions contemplated by this Support Agreement and the Term Sheet and, if necessary, confirmation and consummation of the Plan and implementation of the restructuring transactions contemplated thereunder (unless such action is taken in response to an action taken by a Company Party or other entity not a party hereto that is inconsistent with the terms of this Support Agreement or, in relation to the Backstop Lenders, the Backstop Commitment Letter).

Section 2. Termination Events.

2.1 Termination Events.

The occurrence of any of the following shall be a “Termination Event”:

(a)
(i) If no Prepackaged Alternative Notice has been delivered, and the transactions contemplated by this Support Agreement, the Term Sheet and the Definitive Documentation are not consummated and effective on or prior to 11:59 p.m. (EST), the 120th day after the Effective Date; or (ii) if no Prepackaged Alternative Notice has been delivered, the 60th day after the Effective Date if, based on the Administrative Agent’s Register as of such date, the Consenting Lenders hold less than 95% of the aggregate of the (x) outstanding principal

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amount of the Term Loans and the Revolving Loans and (y) Letter of Credit Outstandings.

(b)	Whether or not the Chapter 11 Cases are commenced:

(i)
the date on which each of the transactions contemplated by this Support Agreement, the Term Sheet and the Definitive Documentation has been consummated, each in accordance with its terms (which, if the transactions contemplated by this Support Agreement and the Term Sheet are effectuated by means of the Plan, shall be the date on which the Plan is substantially consummated);

(ii)
the date on which any court of competent jurisdiction or other competent governmental or regulatory authority issues an order making illegal or otherwise restricting, preventing or prohibiting the consummation of the transactions contemplated by this Support Agreement, the Term Sheet or any of the Definitive Documentation;

(iii)
the occurrence of any material breach of this Support Agreement by any of the Parties (to the extent not otherwise cured or waived in accordance with the terms hereof); provided, that if any Consenting Lender shall breach its obligations pursuant to this Support Agreement, the Termination Event arising as a result of such act or omission shall apply only to such Consenting Lender (and any allocation of Second Lien Term Loans elected by such breaching Consenting Lender shall first be offered ratably to the Backstop Lenders) and this Support Agreement shall otherwise remain in full force and effect with respect to the Company Parties and all such other Consenting Lenders; provided, further that the Company Parties’ obligations under Sections 1.1 and 4.6 shall be deemed material in all events.

(c)	If the Company delivers the Prepackaged Alternative Notice to the Administrative Agent:

(i)	the failure of the Company Parties to commence solicitation of acceptances for the Plan on the date the Company delivers the Prepackaged Alternative Notice;

(ii)
the failure of the Company Parties to commence the Chapter 11 Cases on or before the earlier of (A) the first Business Day that is 35 days after the date of delivery of the Prepackaged Alternative Notice to the Administrative Agent or (B) the first Business Day that is 95 days after the Effective Date; provided that if prior to the commencement of the Chapter 11 Cases the Company provides written notice to the Administrative Agent that Lenders holding 95% or more of the (x) outstanding principal amount of Term Loans and Revolving Loans and (y) Letter of Credit Outstandings have executed and delivered this

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Support Agreement as of the date of such notice, the Company may withdraw (on behalf of itself and the other Company Parties) the Prepackaged Alternative Notice and effectuate the transactions contemplated hereby as if the Prepackaged Alternative Notice had never been delivered;

(iii)
any of the Chapter 11 Cases shall be dismissed or converted to a chapter 7 case, or a chapter 11 trustee with plenary powers, a responsible officer, or an examiner with enlarged powers relating to the operation of the businesses of any of the Company Parties (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) shall be appointed in any of the Chapter 11 Cases or any of the Company Parties shall file a motion or other request for such relief;

(iv)	the entry of any order in the Chapter 11 Cases terminating the Company Parties’ exclusive right to file a plan or plans of reorganization pursuant to Section 1121 of the Bankruptcy Code;

(v)
unless the Bankruptcy Court enters (A) (1) within three Business Days after the Petition Date, an interim order and (2) on or prior to the 30th day after the Petition Date, a final order (the “Lee Cash Collateral Order”), each of which orders shall be in the Chapter 11 Cases (excluding those of Pulitzer Inc. and its subsidiaries) under Sections 105, 361, 362, 363, 364, 552 of the Bankruptcy Code and Bankruptcy Rules 2002, 4001 and 9014, and in form and substance reasonably satisfactory to the Administrative Agent and the Initial Backstop Lenders, authorizing the Company Parties (excluding Pulitzer Inc. and its subsidiaries) to incur debtor in possession financing and/or use cash collateral, granting Adequate Protection to the Secured Creditors, and, in the case of the interim order, scheduling a final hearing pursuant to Bankruptcy Rule 4001(B); and (B) either (1) a Pulitzer Forbearance Agreement has been executed by the Required Holders and no reorganization cases are commenced with respect to Pulitzer Inc. and its subsidiaries on the Petition Date, or (2) reorganization cases are commenced with respect to Pulitzer Inc. and its subsidiaries on the Petition Date and  (x) within three Business Days after the Petition Date, an interim order and (y) on or prior to the 30th day after the Petition Date, a final order (the “Pulitzer Cash Collateral Order”), each of which orders shall be in the Chapter 11 Cases of Pulitzer Inc. and its subsidiaries under Sections 105, 361, 362, 363, 364, 552 of the Bankruptcy Code and Bankruptcy Rules 2002, 4001 and 9014 authorizing Pulitzer Inc. and its subsidiaries to use cash collateral, granting Adequate Protection to the secured lenders of Pulitzer Inc. and its subsidiaries, and, in the case of the interim order, scheduling a final hearing pursuant to Bankruptcy Rule 4001(B); provided that the Pulitzer Cash Collateral Order shall in no event (x) grant to any person any claims against, or liens on the assets of, the Company Parties (other Pulitzer Inc. and its

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subsidiaries) and (y) provide to the secured lenders of Pulitzer Inc. and its subsidiaries adequate protection payments or other compensation during the pendency of the Chapter 11 Cases other than interest at the pre-default rate specified in the PD LLC Notes Documents and the reimbursement of professional fees and expenses to the extent provided therein;

(vi)
five Business Days following the date on which the Administrative Agent has terminated the Company Parties’ authority to use cash collateral as a result of an event of default under the Lee Cash Collateral Order (including as a result of a cross-default to the Pulitzer Cash Collateral Order or the Pulitzer Forbearance Agreement, as applicable), unless the Bankruptcy Court enters on or before the expiration of such five Business Day period an amendment to the Lee Cash Collateral Order or a new Lee Cash Collateral Order, in each case, which shall be in form and substance reasonably acceptable to the Administrative Agent and the Required Consenting Lenders;

(vii)
the Company Parties take any of the following actions: (A) withdrawing the Plan, (B) publicly announcing their intention not to support the Plan, (C) filing any plan of reorganization and/or disclosure statement that is not, in the reasonable judgment of the Administrative Agent and the Initial Backstop Lenders, consistent with this Support Agreement and the Term Sheet, or (D) otherwise evincing an intention, in the reasonable judgment of the Administrative Agent, (x) not to proceed with the Plan or (y) to proceed with an alternative plan or form of transaction;

(viii)
either (1) a filing by any Company Party of any motion, application or adversary proceeding challenging the validity, enforceability, perfection or priority of or seeking avoidance or subordination of the Obligations or the liens securing the Obligations or asserting any other cause of action against and/or with respect to the Obligations, the prepetition liens securing such Obligations, the Administrative Agent or any of the Consenting Lenders (or if any Company Party supports any such motion, application or adversary proceeding commenced by any third party), or (2) the entry of an order of the Bankruptcy Court providing relief against the interests of any Consenting Lender or the Administrative Agent with respect to any of the foregoing causes of action or proceedings;

(ix)
the amendment, modification of, or the filing of a pleading by any of the Company Parties that seeks to amend or modify the Plan, the Disclosure Statement or any documents related to the Plan, notices, exhibits or appendices, which amendment, modification or filing is, in the reasonable judgment of the Administrative Agent or the Initial Backstop Lenders, materially inconsistent with this Support Agreement and the Term Sheet;

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(x)	the Company Parties’ failure to file the Plan and the Disclosure Statement with the Bankruptcy Court on the Petition Date;

(xi)
the 45th day after the Petition Date (which date may be extended to the 60th day after the Petition Date with the prior consent of the Administrative Agent and the Initial Backstop Lenders), unless prior thereto the Bankruptcy Court has entered an order, in form and substance satisfactory to the Administrative Agent and the Initial Backstop Lenders, approving the Disclosure Statement and confirming the Plan; or

(xii)
the 15th day after entry of the Confirmation Order approving the Plan, or, in the event Pulitzer Inc. is at such time actively seeking to offer, place or arrange any debt securities or syndicated bank financing, the 30th day after entry of the Confirmation Order approving the Plan, unless, in either case, prior thereto the Company Parties have substantially consummated the Plan pursuant to its terms.

2.2 Termination Event Procedures.

(a)
Upon the occurrence of a Termination Event under (i) subsections 2.1(a)(i), 2.1(a)(ii), 2.1(b)(i), 2.1(c)(iii), 2.1(c)(iv), or 2.1(c)(vi), this Support Agreement shall automatically terminate without further action, (ii) each other subsection of Section 2.1 hereof, this Support Agreement shall terminate five  Business Days after a non-breaching Party shall have given written notice of such breach to the breaching Party and such breach shall not have been cured during the five Business Days after receipt of such notice (the date of termination under clause (i) or (ii) hereof being the “Termination Date”); provided that upon the occurrence of a Termination Event under subsections 2.1(b)(ii), 2.1(c)(i), 2.1(c)(ii), 2.1(c)(v), 2.1(c)(x), 2.1(c)(xi), and 2.1(c)(xii) above, the Termination Date may be extended for a maximum period of 45 days in the sole discretion of the Administrative Agent, the Initial Backstop Lenders and the Required Consenting Lenders. For the avoidance of doubt, the automatic stay arising pursuant to Section 362 of the Bankruptcy Code in the event the Chapter 11 Cases are commenced in connection with the Prepackaged Alternative shall be deemed waived or modified for purposes of providing notice or exercising rights hereunder.

(b)
Notwithstanding anything herein to the contrary, if any Consenting Lender shall breach its obligations pursuant to this Support Agreement, the Termination Event arising as a result of such act or omission shall apply only to such Consenting Lender (and any allocation of Second Lien Term Loans elected by such breaching Consenting Lender shall first be offered ratably to the Backstop Lenders) and this Support Agreement shall otherwise remain in full force and effect with respect to the Company Parties and all other Consenting Lenders.

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Section 3. Conditions Precedent to Support Agreement

The obligations of the Parties and the effectiveness hereof are subject to satisfaction of each of the following conditions (the date upon which all such conditions are satisfied, the “Effective Date”):

(a)	execution and delivery of signature pages to this Support Agreement by each of the Company Parties;

(b)
receipt by the Administrative Agent and the Company (x) from each Consenting Lender a duly completed Schedule 2 for such Consenting Lender and (y) of executed signature pages to this Support Agreement by Lenders holding (i) more than 50% in number of funded claims under the Credit Agreement and (ii) no less than 66 2/3% of the outstanding principal amount of the Loans and Letter of Credit Outstandings (each of which determinations shall be mutually agreed by the Administrative Agent and the Company); provided, however, that the Administrative Agent, the Initial Backstop Lenders and the Company shall have the right, by written mutual consent, to waive satisfaction of the foregoing Section 3(b)(i) as a condition precedent to effectiveness of the Support Agreement;

(c)
receipt by the Administrative Agent of resolutions from each Company Party evidencing the corporate or similar authority of such Company Party to execute, deliver and perform its obligations under this Support Agreement;

(d)
receipt by the Company and the Administrative Agent of a fully executed commitment letter (the “Backstop Commitment Letter”) addressed to the Company from the parties identified on Annex I to Exhibit B to the Term Sheet (the “Initial Backstop Lenders”) and one or more other Lenders party thereto (collectively with the Initial Backstop Lenders, the “Backstop Lenders”) to exchange at least $166,250,000 in the aggregate of the principal amount of their outstanding Loans under the Credit Agreement for Second Lien Term Loans (as defined in Exhibit B to the Term Sheet) in the aggregate principal amount of $175,000,000 with terms set forth in Exhibit B to the Term Sheet; provided, however, that so long as the Backstop Lenders have entered into a commitment, in form and substance reasonably acceptable to the Company and the Administrative Agent, to acquire, through the exchange of outstanding Loans held by them or cash purchase, at least $157,500,000 of Second Lien Term Loans (the “Backstop Commitment”), the Company shall have the right to waive this Section 3(e) as a condition precedent to the effectiveness of the Support Agreement, provided further that any Consenting Lender Second Lien Allocation (whether as of the date hereof or subsequently received in accordance with the terms hereof) shall first be applied to the principal amount of Second Lien Term Loans in excess of the Backstop Commitment then committed, up to $175,000,000;

(e)	receipt by the Administrative Agent of the Company Parties’ five year business plan in form and substance reasonably satisfactory to the Administrative Agent;

(f)	receipt by (i) the Administrative Agent’s and the Initial Backstop Lenders’ counsel and financial advisor of all reasonable fees and expenses (evidenced by a

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written invoice) incurred by such counsel and financial advisor through the date hereof and (ii) the Administrative Agent for the benefit of the Early Consenting Lenders that portion of the Consent Fee that is earned, due and payable on the Effective Date pursuant to Section 4.6 hereof; and

(h)
each of the definitive agreements and documents referenced in, or reasonably necessary to effectuate the transactions contemplated by, this Support Agreement and the Term Sheet shall be fully negotiated and materially consistent with the terms of the Term Sheet, and shall otherwise be in form and substance satisfactory to the Company Parties, Administrative Agent, the Initial Backstop Lenders and the Required Consenting Lenders.  Such definitive agreements and documents shall include, without limitation, a first-lien credit agreement, a second-lien credit agreement, guaranties, pledge and collateral agreements, intercreditor agreements, a Backstop Commitment, an intercompany subordination agreement and, in the event the Parties must effectuate the restructuring transactions contemplated under this Support Agreement and the Term Sheet pursuant to the Prepackaged Alternative, the Plan and related disclosure statement in form and substance satisfactory to the Administrative Agent (the “Disclosure Statement”) and prepackaged plan scheduling motion (collectively, the “Definitive Documentation”).

If the Effective Date shall not have occurred on or before the 18th day after the Support Agreement Date (provided that the Company, the Administrative Agent and the Initial Backstop Lenders may, by mutual consent, extend such period for a period not to exceed 10 days) any and all executed signature pages hereto or Lender Joinders (as defined below) shall be deemed ineffective and released to the signatory thereof and this Support Agreement shall be null and void as if never entered into and without prejudice to any person’s rights.

Section 4. Representations, Warranties and Covenants.

4.1          Power and Authority.

Each Consenting Lender, severally and not jointly and the Company Parties, jointly and severally, represents, warrants and covenants that, as of the date of this Support Agreement, (i) such Party has and shall maintain all requisite corporate, partnership, or limited liability company power and authority to enter into this Support Agreement and to carry out the transactions contemplated by, and perform its respective obligations under this Support Agreement and (ii) the execution and delivery of this Support Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part.

4.2          Enforceability.

Each Consenting Lender, severally and not jointly and the Company Parties, jointly and severally, represents, warrants and covenants that this Support Agreement is the legally valid and binding obligation of it, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws limiting creditors’ rights generally or by equitable principles relating to enforceability or ruling of the Bankruptcy Court.

4.3   No Material Misstatement or Omission.

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The Company Parties, jointly and severally, represent, warrant and covenant that none of the written or formally presented material and information (other than projections and pro forma financial information) provided by or on behalf of the Company Parties to the Administrative Agent and the Consenting Lenders in connection with the restructuring contemplated by this Support Agreement and in the Term Sheet, when read or considered together, contains any untrue statement of a material fact or omits to state a material fact necessary in order to prevent the statements made therein from being materially misleading. The projections and pro forma financial information contained in the material referenced above are based upon good faith assumptions believed by the Company Parties to be reasonable at the time made in light of the circumstances under which such assumptions are made, it being recognized by the Administrative Agent and the Consenting Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein in a material amount.

4.4          Governmental Consents.

Each Consenting Lender, severally and not jointly and the Company Parties, jointly and severally, represents, warrants and covenants that, as of the date of this Support Agreement, the execution, delivery, and performance by it of this Support Agreement does not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with, or by, any Federal, state, or other governmental authority or regulatory body, except (i) such filings as may be necessary and/or required for disclosure by the Securities and Exchange Commission and applicable state securities or “blue sky” laws (including with respect to the PD LLC Notes or any refinancing thereof) and (ii) any filings in connection with the Chapter 11 Cases, including the approval of the Disclosure Statement and confirmation of the Plan.

4.5          Ownership.

Each Consenting Lender, severally and not jointly, represents, warrants and covenants that:

(a)
such Consenting Lender is the legal owner of the Claims set forth on Schedule 2 or on the schedule attached to its Lender Joinder (as applicable), and has and shall maintain the power and authority to bind the legal and beneficial owner(s) of such Claims to the terms of this Support Agreement;

(b)
such Consenting Lender (a) has and shall maintain full power and authority to vote on and consent to or (b) has received direction from the party having full power and authority to vote on and consent to such matters concerning its  Claims and to exchange, assign and transfer such Claims;

(c)
other than pursuant to this Support Agreement, such Claims are and shall continue to be free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal or other limitation on disposition, or encumbrances of any kind, that would adversely affect in any way such Consenting Lender’s performance of its obligations contained in this Support Agreement at the time such obligations are required to be performed; and

(d)	such Consenting Lender has made no prior assignment, sale, participation, grant, conveyance, or other transfer of, and has not entered into any other agreement to

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assign, sell, participate, grant, convey or otherwise transfer, in whole or in part, any portion of its right, title, or interests in any Loans or other Claims that are subject to this Support Agreement (other than ordinary course pledges and/or swaps) that are inconsistent with the representations and warranties of such Consenting Lender herein that would adversely affect in any way such Consenting Lender’s performance of its obligations contained in this Support Agreement at the time such obligations are required to be performed.

4.6          Consent Fees.

The Company Parties jointly and severally agree to pay to the Administrative Agent, for the benefit of the Consenting Lenders, a consent fee in an amount up to 1.50% of the aggregate principal amount of Loans that are being amended and extended into the term loan facility under the First Lien Credit Facility (as defined in the Term Sheet), but not in respect of Loans that are being exchanged for Second Lien Term Loans, and unreimbursed, drawn amounts of Letters of Credit (if any) held by the Consenting Lenders, which shall be earned, due and payable as follows:  (A) as to Consenting Lenders from whom the Administrative Agent shall have received a duly executed signature page hereto on or prior to 5:00 pm (New York City time) on August 19, 2011 (such date, the “Early Fee Date” and such Consenting Lenders being the “Early Consenting Lenders”), (i) 0.50% shall be earned, due and payable on the Effective Date and shall be based upon the aggregate Loans and unreimbursed, drawn amounts of Letters of Credit held by such Early Consenting Lenders as of the Early Fee Date and (ii) the 1.00% balance of such consent fee shall be earned, due and payable on the earlier of (x) the closing date of the transactions contemplated hereby and by the Definitive Documentation and (y) if the Prepackaged Alternative Notice has been delivered by the Company Parties, the effective date of the Plan (such earlier date, the “Consent Fee Payment Date”) and shall be payable based upon the aggregate Loan, and unreimbursed, drawn amounts of Letters of Credit held by such Early Consenting Lenders as of the Early Fee Date and (B) as to all Consenting Lenders that are not Early Consenting Lenders and from whom the Administrative Agent has received a duly executed Lender Joinder or signature page hereto on or prior to 5:00 pm (New York City time) on August 24, 2011 (the “Signature Deadline”), 0.75% shall be earned, due and payable on the Consent Fee Payment Date and shall be based upon the aggregate Loans and unreimbursed, drawn amounts of Letters of Credit held by such Consenting Lenders as of the Signature Deadline.  The consent fees payable pursuant to this paragraph shall be referred to as the “Consent Fee”.

Except as otherwise expressly provided in the Term Sheet, the Consent Fee shall be in addition to (and not in lieu of or as a credit against) any other fees referenced in the Term Sheet, commitment letters executed in connection herewith or the Definitive Documentation.  The Company Parties agree that the Consent Fee, or any part thereof, once paid shall not be refundable under any circumstances, regardless of whether the transactions contemplated hereby and by the Definitive Documentation are consummated.  The Consent Fee shall be paid in immediately available funds.

4.7   Revolver Commitment Letter.

(a)
No later than 60 days after the Effective Date, the Company shall have entered into a commitment letter, in form and substance reasonably satisfactory to the Administrative Agent and the Company, providing for the Revolving Credit Facility (as defined in Exhibit A to the Term Sheet) with the terms set forth in Exhibit A to the Term Sheet (the “Revolver Commitment Letter”); provided that such 60 day period may be extended with the prior written consent of the

12

Administrative Agent (such consent not to be  unreasonably withheld or delayed); provided further that notwithstanding the foregoing (i) if the Company has delivered the Prepackaged Alternative Notice, the Company shall have entered into the Commitment Letter on the earlier of (x) on or prior to the 60th day after the Effective Date (or such later date as the Administrative Agent may have granted an extension to) and (y) two (2) Business Days prior to the Petition Date and (ii) if the Company has not commenced the Chapter 11 Cases, the Company shall have entered into the Commitment Letter on the earlier of (x) on or prior to the 60th day after the Effective Date (or such later date as the Administrative Agent may have granted an extension to) and (y) two (2) Business Days prior to the closing of the transactions contemplated by this Support Agreement.

(b)
Notwithstanding anything herein to the contrary (including any notice or cure periods set forth herein), if (i) the Company has not entered into the Commitment Letter in accordance with the immediately preceding paragraph or (ii) if the Company does not execute the Revolver Commitment Letter within three Business Days of its presentment to the Company by the financial institutions party thereto, this Support Agreement shall automatically terminate with respect to each of the Consenting Lenders and the Company Parties without further notice or action.

Section 5. Remedies.

It is understood and agreed by each of the Parties that any breach of this Support Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy and accordingly the Parties agree that, in addition to any other remedies, the Consenting Lenders, on the one hand, and the Company Parties, on the other hand, shall be entitled to specific performance and injunctive or other equitable relief for any such breach.  The Company Parties agree that for so long as the Administrative Agent and the Consenting Lenders have not taken any action to prejudice the enforceability of this Support Agreement (including without limitation, alleging in any pleading that this Support Agreement is unenforceable), and have taken such actions as are reasonably required or desirable for the enforcement hereof, then the Administrative Agent and the Consenting Lenders shall have no liability for damages hereunder in the event a court determines that this Support Agreement is not enforceable.

Section 6. Acknowledgement.

This Support Agreement and the Term Sheet and transactions contemplated herein and therein are the product of negotiations among the Parties, together with their respective representatives.  Notwithstanding anything herein to the contrary, this Support Agreement is not, and shall not be deemed to be, a solicitation of votes for the acceptance of the Plan or any plan of reorganization for the purposes of Sections 1125 and 1126 of the Bankruptcy Code or otherwise.  The Company Parties will not solicit acceptances of the Plan from any Consenting Lender until such Consenting Lender has been provided with copies of a Disclosure Statement containing adequate information as required by Section 1125 of the Bankruptcy Code.

Section 7. Miscellaneous Terms.

7.1   Assignment; Transfer Restrictions.

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(a)
Each Consenting Lender hereby agrees, severally and not jointly, for so long as this Support Agreement shall remain in effect as to it, not to sell, assign, transfer, hypothecate or otherwise dispose of, or grant, issue or sell any option, right to acquire, voting, participation or other interest in any Claim against the Company Parties, except to a party that (i) is a Consenting Lender; provided that any such Claims shall automatically be deemed to be subject to the terms of this Support Agreement; provided further that any election to exchange or not to exchange Loans made by the Consenting Lender transferor shall be binding upon the transferee, or (ii) executes and delivers a Lender Joinder (as defined in section 7.1(c)) to the Administrative Agent and the Company Parties at least five Business Days prior to the relevant transfer.  With respect to any transfers effectuated in accordance with clause (ii) above, (x) such transferee shall be deemed to be a Consenting Lender for purposes of this Support Agreement, (y) the Company shall be deemed to have acknowledged such transfer and (z) any election to exchange or not to exchange Loans made by the Consenting Lender transferor shall be binding upon the transferee.

(b)	Any sale, transfer or assignment of any Claim that does not comply with the procedures set forth in subsection 7.1(a) shall be deemed void ab initio.

(c)
Any person that receives or acquires a portion of the Claims pursuant to a sale, assignment, transfer, hypothecation or other disposition of such Claims by a Consenting Lender hereby agrees to be bound by all of the terms of this Support Agreement (as the same may be hereafter amended, restated or otherwise modified from time to time) (a “Joining Lender Party”) by executing and delivering to counsel for the Company Parties and counsel for the Administrative Agent a joinder in the form of Exhibit B hereto (the “Lender Joinder”).  The Joining Lender Party shall thereafter be deemed to be a “Consenting Lender” and a party for all purposes under this Support Agreement.  Each Joining Lender Party shall indicate, on the appropriate schedule annexed to its Lender Joinder, (i) the number and amount of Loan claims held by such Consenting Lender, and (ii) the amount of its Loans that such Consenting Lender desires to convert into Second Lien Term Loans (except in the case of a Backstop Lender, it being understood that such Consenting Lender’s percentage interest in the Second Lien Term Loans shall not exceed such Consenting Lender’s Maximum Exchange Percentage).

(d)
With respect to the Claims held by the Joining Lender Party upon consummation of the sale, assignment, transfer, hypothecation or other disposition of such Claims, the Joining Lender Party hereby makes the representations and warranties of the Consenting Lenders set forth in Section 4 of this Support Agreement to the Company Parties.

(e)
Notwithstanding the foregoing provisions of this Section 7.1, any Consenting Lender may, at any time and without notice to or consent from any other party, pledge or grant a security interest in all or any portion of its rights (including, without limitation, rights to payment of interest and repayment of principal) under the Credit Agreements in order to secure obligations of such Consenting Lender to a Federal Reserve Bank; provided that no such pledge or grant of a security interest shall release such Consenting Lender from any of its obligations

14

hereunder or substitute any such pledgee or grantee for such Consenting Lender as a party hereto.

(f)
This Support Agreement shall in no way be construed to preclude any Consenting Lender from acquiring additional claims; provided that any such claims shall automatically be deemed to be “Claims” subject to the terms of this Support Agreement.

7.2      No Third Party Beneficiaries.

Unless expressly stated herein, this Support Agreement shall be solely for the benefit of the Administrative Agent, the Company Parties and each Consenting Lender, solely in its capacity as a lender to the Company. No other person or entity shall be a third party beneficiary.  Unless otherwise expressly stated, all references herein to the Consenting Lenders shall be construed to include each entity that is also a Backstop Lender.

7.3          Entire Agreement.

This Support Agreement, including Schedule, Exhibits, Annexes, the Definitive Documentation and the commitment letters referenced in Section 3(d) and Section 4.7, constitutes the entire agreement of the Parties with respect to the subject matter of this Support Agreement, and supersedes all other prior negotiations, agreements, and understandings, whether written or oral, among the Parties with respect to the subject matter of this Support Agreement; provided, however, that any confidentiality agreement executed by any Party shall survive this Support Agreement and shall continue in full force and effect, subject to the terms thereof, irrespective of the terms hereof.

7.4          Counterparts.

This Support Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement. Delivery of an executed signature page of this Support Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

7.5          Settlement Discussions.

This Support Agreement and the Term Sheet are part of a proposed settlement of disputes among the Parties hereto.  Nothing herein shall be deemed to be an admission of any kind.  Pursuant to Federal Rule of Evidence 408 and any applicable state rules of evidence, this Support Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce the terms of this Support Agreement.

7.6          Continued Banking Practices.

Notwithstanding anything herein to the contrary, each Consenting Lender and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing (including debtor in possession financing), equity capital or other services (including financial advisory services) to any Company Party or any affiliate of any Company Party or any other Person, including, but not limited to, any Person proposing or entering into a transaction related to or involving any Company Party or any affiliate thereof.

15

7.7          Reservation of Rights.

(a)
Except as expressly provided in this Support Agreement, nothing herein is intended to, does or shall be deemed in any manner to waive, limit, impair or restrict the ability of each of the Consenting Lenders to protect and preserve its rights, remedies and interests, including, but not limited to, all of their rights and remedies under the Credit Agreement, including any such rights and remedies relating to Defaults or other events that may have occurred prior to the execution of this Support Agreement, any and all of its claims and causes of action against any of the Company Parties, any liens or security interests it may have in any assets of any of the Company Parties or any third parties, or its full participation in the Chapter 11 Cases, if commenced. Nothing herein shall be deemed a commitment by any Lender (including, without limitation, Deutsche Bank Trust Company Americas and its affiliates) to provide financing under the Revolving Credit Facility (which commitment will be subject to the terms of the commitment letter related thereto) and nothing herein shall be deemed to limit the syndication efforts in connection therewith.  Notwithstanding anything herein to the contrary, (i) if the Backstop Commitment Letter is terminated in accordance with its terms, or otherwise expires (x) each Backstop Lender may (with respect to itself) at any time thereafter terminate its obligations hereunder without any liability to the Company or any other person by written notice to the Company, the Initial Backstop Lenders and the Administrative Agent and (y) upon the Company’s, the Administrative Agent’s and the Initial Backstop Lenders’ receipt of written notice from the Required Consenting Lenders, this Support Agreement shall terminate with respect to all parties hereto; provided that such notice may not be given if the Backstop Commitment Letter is replaced with another commitment letter or if the failure to have such a commitment is otherwise cured, in each case on terms acceptable to the Administrative Agent and within 30 days of the termination or expiration of the Backstop Commitment Letter, and (ii) if the Revolver Commitment Letter is executed and delivered in connection with the Revolving Credit Facility pursuant to Section 4.7(a), and is thereafter terminated in accordance with its terms or otherwise expires, each Consenting Lender party to the Revolver Commitment Letter may (with respect to itself) at any time after the 21st day after the termination or expiration thereof terminate its obligations hereunder without any liability to the Company or any other person by written notice to the Company, the Initial Backstop Lenders and the Administrative Agent (as applicable) unless prior thereto the Administrative Agent shall have consented to an alternative revolving credit facility, which consent shall be in the Administrative Agent’s sole discretion.

(b)
Without limiting subsection 7.7(a) in any way, if the transactions contemplated by this Support Agreement and in the Term Sheet are not consummated as provided herein, if a Termination Date occurs, or if this Support Agreement is otherwise terminated for any reason, the Administrative Agent, the Consenting Lenders and the Company Parties each fully reserve any and all of their respective rights, remedies and interests under the Credit Documents, applicable law and in equity; provided, however, that the Administrative Agent and each Consenting Lender agrees that neither the execution of this Support Agreement by the Company Parties nor the implementation of the transactions contemplated hereby shall constitute a Default or Event of Default under the Credit Agreement

16

or the other Credit Documents; provided further that the actual filing of the petitions for relief under the Bankruptcy Code shall be an immediate Event of Default in accordance with the Credit Agreement.

(c)
Notwithstanding anything herein to the contrary, the Parties acknowledge that the support of any Consenting Lender contained in this Support Agreement relates solely to such Consenting Lender’s rights and obligations as a Consenting Lender under the Credit Agreement, and does not bind such Consenting Lender or its affiliates with respect to any other indebtedness owed by the Company or any of its subsidiaries and affiliates to such Consenting Lender or any affiliate of such Consenting Lender (for the avoidance of doubt, if the Consenting Lender is specified on the relevant signature page as a particular group or business within an entity, “Consenting Lender” shall mean such group or business and shall not mean the entity or its affiliates, or any other desk or business thereof, or any third party funds advised thereby).  For purposes of this Support Agreement, (x) Claims of a Consenting Lender that are held by such Consenting Lender in a fiduciary or similar capacity and (y) Claims held by a Consenting Lender in its capacity as a broker, dealer or market maker of Loans under the Credit Agreement or any other claim against or security in the Company Parties (including any Loans or claims held in inventory with respect to such broker, dealer, or market-making activities, provided that the positions with respect to such Loans or claims are separately identified on the internal books and records of such Consenting Lender) shall not, in either case (x) or (y), be bound by or subject to this Support Agreement unless otherwise reflected on Schedule 2 hereto or on the schedule to the applicable Lender joinder.

7.8           Governing Law; Waiver of Jury Trial.

(a)
The Parties waive all rights to trial by jury in any jurisdiction in any action, suit, or proceeding brought to resolve any dispute between the Parties, whether sounding in contract, tort or otherwise.

(b)
This Support Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to any conflicts of law provision which would require the application of the law of any other jurisdiction.  By its execution and delivery of this Support Agreement, each Party hereby irrevocably and unconditionally agrees for itself that, subject to the following sentence, any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Support Agreement, any letter referenced in Section 3(e), or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in any state or federal court of competent jurisdiction in New York County, State of New York, and by execution and delivery of this Support Agreement, each of the Parties hereby irrevocably accepts and submits itself to the nonexclusive jurisdiction of such court, generally and unconditionally, with respect to any such action, suit or proceedings.

(c)
Notwithstanding the foregoing, if the Chapter 11 Cases are commenced, nothing in subsections 7.8(a)-(b) shall limit the authority of the Bankruptcy Court to hear any matter related to or arising out of this Support Agreement.

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7.9          Successors.

This Support Agreement is intended to bind the Parties and inure to the benefit of the Consenting Lenders and each of the Company Parties and their respective successors, permitted assigns, heirs, executors, administrators and representatives; provided, however, that nothing contained in this Section 7.9 shall be deemed to permit any transfer, tender, vote or consent, of any claims other than in accordance with the terms of this Support Agreement.

7.10        Fiduciary Duties.

Notwithstanding anything to the contrary herein, nothing in this Support Agreement shall require the Company, any of the other Company Parties, or any of their respective directors or officers (in such person’s capacity as a director or officer) to take any action, or to refrain from taking any action, to the extent that taking such action or refraining from taking such action would be inconsistent with such person’s or entity’s fiduciary obligations under applicable law; provided that (x) to the extent any such action or the refraining from taking action reasonably likely would result in a breach of the Support Agreement, the Company shall give the Administrative Agent not less than three Business Days prior written notice and (y) if any such action or refraining from taking action results in a breach of the Support Agreement, the Consenting Lenders shall be entitled to exercise their termination rights hereunder to the extent otherwise provided herein.

7.11        Acknowledgment of Counsel.

Each of the Parties acknowledges that it has been represented by counsel (or had the opportunity to and waived its right to do so) in connection with this Support Agreement and the transactions contemplated by this Support Agreement.  Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Support Agreement against such Party based upon lack of legal counsel shall have no application and is expressly waived.  The provisions of this Support Agreement shall be interpreted in a reasonable manner to effect the intent of the parties hereto. No Party shall have any term or provision construed against such Party solely by reason of such Party having drafted the same.

7.12        Amendments, Modifications, Waivers.

This Support Agreement (including, without limitation, the Term Sheet) and the Plan, if the Chapter 11 Cases are commenced, may only be modified, amended or supplemented, and any of the terms thereof may only be waived, by an agreement in writing signed by each of the Company Parties and the Required Consenting Lenders; provided that if the modification, amendment, supplement or waiver at issue adversely impacts the treatment or rights of (x) any Consenting Lender differently than other Consenting Lenders or (y) any Backstop Lender differently than other Consenting Lenders, the agreement in writing of such Consenting Lender or Backstop Lender (as the case may be) whose treatment or rights are adversely impacted in a different manner than other Consenting Lenders shall also be required for such modification, amendment, supplement, or waiver to be effective; provided further that no such modification, amendment, supplement or waiver shall, without the consent of each affected Consenting Lender (i) extend the final scheduled maturity of any Extended Loan, Revolving Loan or Second Lien Term Loan (each as defined in the Term Sheet), or reduce the rate or extend the time of payment of interest or fees thereon, or reduce the principal amount thereof or (ii) reduce the amount of, or extend the date of, any scheduled repayment of any of Extended Loans (collectively, the “Affected Lender Votes”).  “Required Consenting Lenders” shall mean the Consenting Lenders

18

holding greater than 50% of the aggregate outstanding Loans held by all Consenting Lenders (it being agreed that neither this definition nor this Section 7.12 may be modified, amended or supplemented, or any of its terms waived, without the prior written consent of each Consenting Lender).  Notwithstanding anything  herein the contrary, each Consenting Lender agrees that, if the Chapter 11 Cases are commenced, the Company Parties may, following consultation with the Administrative Agent and the Initial Backstop Lenders, provide additional compensation to certain Lenders, including non-Consenting Lenders (but not to exceed 1.0% of the Loans held by such non-Consenting Lenders), and the Company may modify the Definitive Documentation, in each case, to aid in the confirmation process; provided that in no event shall any such modification adversely alter, or cause to be adversely altered, the economic terms or any other material terms of the Term Sheet or the transactions contemplated thereby in a manner that is adverse to the Lenders (it being understood and agreed that additional compensation that may be paid to some, but not all Lenders, including payments to non-Consenting Lenders as provided above shall not be deemed to be an adverse modification).  If in connection with an Affected Lender Vote, the consent of the Required Consenting Lenders is obtained but the consent of one or more of such other affected Consenting Lenders whose consent is required is not otherwise obtained, then the Company shall have the right, so long as all affected Consenting Lenders whose individual consent is required are treated the same, to terminate such affected Consenting Lender from being a party hereto and from and after such time, such Consenting Lender shall no longer be deemed a “Consenting Lender” hereunder and shall not have the benefits and obligations set forth in this Support Agreement as of such date.

7.13        Severability of Provisions.

If any provision of this Support Agreement for any reason is held to be invalid, illegal or unenforceable in any respect, that provision shall not affect the validity, legality or enforceability of any other provision of this Support Agreement.

7.14        Notices.

All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when: (a) delivered personally or by overnight courier to the following address of the other Party hereto; or (b) sent by fax to the following fax number of the other Party hereto with the confirmatory copy delivered by overnight courier to the address of such Party listed below.

If to the Company Parties, to:

Lee Enterprises, Incorporated
215 North Harrison Street
Suite 600
Davenport, Iowa 52801
Attention:  Carl G. Schmidt
Facsimile:  (563) 327-2600
Telephone:  (563) 383-2179

with a copy to:

Sidley Austin LLP
One South Dearborn

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Chicago, Illinois 60603
Attention:  Larry J. Nyhan, Esq.
Facsimile: (212) 853-7036
Telephone:  (312) 853-7710

and

Lane & Waterman LLP
220 North Main Street, Suite 600
Davenport, Iowa 52801-1987
Attention: C. Dana Waterman III, Esq.
Facsimile: (563) 324-1616
Telephone:  (563) 324-6608

If to any Consenting Lender, the address set forth on its signature page.

If to the Administrative Agent, to:

Deutsche Bank Trust Company Americas
60 Wall Street
New York, NY 10005
Attn: Dusan Lazarov
Facsimile: (212) 797-5695
Telephone: (212) 250-0211

with a copy to

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attn: Sandy Qusba, Esq. & Terry Sanders, Esq.
Facsimile: (212) 455-2502
Telephone: (212) 455-3760

[SIGNATURE PAGES FOLLOW]

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Please sign in the space provided below to indicate your agreement and consent to the terms hereof.

Very truly yours,

LEE ENTERPRISES, INCORPORATED, as the Company

By:_________________________________
Name: Mary E. Junck
Title: Chairman, President and CEO

JOURNAL-STAR PRINTING CO., as a Company Party

By:_________________________________
Name:  C. D. Waterman III
Title:    Secretary

ACCUDATA, INC., as a Company Party

By:_________________________________
Name:   C. D. Waterman III
Title:     Secretary

INN PARTNERS, L.C., as a Company Party

By:_________________________________
Name:   C. D. Waterman III
Title:     Secretary

K. FALLS BASIN PUBLISHING, INC., as a Company Party

By:_________________________________
Name:   C. D. Waterman III
Title:     Secretary

LEE CONSOLIDATED HOLDINGS CO., as a Company Party

By:_________________________________
Name:   C. D. Waterman III
Title:     Secretary

LEE PUBLICATIONS, INC., as a Company Party

By:_________________________________
Name:   C. D. Waterman III
Title:     Secretary

LEE PROCUREMENT SOLUTIONS CO., as a Company Party

By:_________________________________
Name:   C. D. Waterman III
Title:     Secretary

SIOUX CITY NEWSPAPERS, INC., as a Company Party

By:_________________________________
Name:   C. D. Waterman III
Title:     Secretary

PULITZER INC., as a Company Party

By:_________________________________
Name:   C. D. Waterman III
Title:     Secretary

PULITZER TECHNOLOGIES, INC., as a Company Party

By:_________________________________
Name:   C. D. Waterman III
Title:     Secretary

ST. LOUIS POST-DISPATCH LLC, as a Company Party

By:_________________________________
Name:   C. D. Waterman III
Title:     Secretary

FAIRGROVE LLC, as a Company Party

By:_________________________________
Name:   C. D. Waterman III
Title:     Secretary

STL DISTRIBUTION SERVICES LLC, as a Company Party

By:_________________________________
Name:   C. D. Waterman III
Title:     Secretary

SUBURBAN JOURNALS OF GREATER ST. LOUIS LLC, as a Company Party

By:_________________________________
Name:   C. D. Waterman III
Title:     Secretary

PULITZER NETWORK SYSTEMS LLC, as a Company Party

By:_________________________________
Name:   C. D. Waterman III
Title:     Secretary

PULITZER NEWSPAPERS, INC., as a Company Party

By:_________________________________
Name:   C. D. Waterman III
Title:     Secretary

FLAGSTAFF PUBLISHING CO., as a Company Party

By:_________________________________
Name:   C. D. Waterman III
Title:     Secretary

HANFORD SENTINEL INC., as a Company Party

By:_________________________________
Name:   C. D. Waterman III
Title:     Secretary

HOMECHOICE, LLC, as a Company Party

By:_________________________________
Name:   C. D. Waterman III
Title:     Secretary

KAUAI PUBLISHING CO., as a Company Party

By:_________________________________
Name:   C. D. Waterman III
Title:     Secretary

NAPA VALLEY PUBLISHING CO., as a Company Party

By:_________________________________
Name:   C. D. Waterman III
Title:     Secretary

NIPC, INC. f/k/a NORTHERN ILLINOIS PUBLISHING CO., INC., as a Company Party

By:_________________________________
Name:   C. D. Waterman III
Title:     Secretary

NVPC LLC, as a Company Party

By:_________________________________
Name:   C. D. Waterman III
Title:     Secretary

NORTHERN LAKES PUBLISHING CO., as a Company Party

By:_________________________________
Name:   C. D. Waterman III
Title:     Secretary

NLPC LLC, as a Company Party

By:_________________________________
Name:   C. D. Waterman III
Title:     Secretary

PANTAGRAPH PUBLISHING CO., as a Company Party

By:_________________________________
Name:   C. D. Waterman III
Title:     Secretary

HSTAR LLC, as a Company Party

By:_________________________________
Name:   C. D. Waterman III
Title:     Secretary

PULITZER MISSOURI NEWSPAPERS, INC., as a Company Party

By:_________________________________
Name:   C. D. Waterman III
Title:     Secretary

PULITZER UTAH NEWSPAPERS, INC., as a Company Party

By:_________________________________
Name:   C. D. Waterman III
Title:     Secretary

SANTA MARIA TIMES, INC., as a Company Party

By:_________________________________
Name:   C. D. Waterman III
Title:     Secretary

SHTP LLC, as a Company Party

By:_________________________________
Name:   C. D. Waterman III
Title:     Secretary

SOUTHWESTERN OREGON PUBLISHING CO., as a Company Party

By:_________________________________
Name:   C. D. Waterman III
Title:     Secretary

SOPC LLC, as a Company Party

By:_________________________________
Name:   C. D. Waterman III
Title:     Secretary

YNEZ CORPORATION, as a Company Party

By:_________________________________
Name:   C. D. Waterman III
Title:     Secretary

DEUTSCHE BANK TRUST COMPANY
AMERICAS, in its capacity as a Administrative
Agent and a Consenting Lender

The “Consenting Lender” hereunder is the Private Bank Loan and Distressed Trading Desk in the Securities Division of Goldman Sachs, acting through Goldman Sachs Lending Partners LLC, and this agreement shall only be binding upon such Private Bank Loan and Distressed Trading Desk.

GOLDMAN SACHS LENDING PARTNERS LLC, as a Consenting Lender
Notice Address:	Scott Bynum Goldman Sachs & Co. Vice President Bank Loan Trading 200 West Street, 6th Floor New York, NY 10282 Tel: (212)902-8060 Fax: (212)256-5513

MONARCH MASTER FUNDING LTD, as a Consenting Lender By: Monarch Alternative Capital LP its Advisor
Notice Address:	Michael Gillin Vice President – Director of Operations Monarch Alternative Capital LP 535 Madison Avenue New York, NY 10022 Tel: (212)554-1743 Fax: (866)741-3564

MUTUAL QUEST FUND, as a Consenting Lender By: Franklin Mutual Advisors, LLC its investment advisor
Notice Address:	Bradley Takahashi Franklin Mutual Advisers, LLC 101 John F. Kennedy Pkwy Short Hills, NJ 07078 Tel: (973)912-2152 Fax: (973)912-0646

THE BANK OF NEW YORK MELLON, as a Consenting Lender
Notice Address: Edward J. DeSalvio Managing Director The Bank of New York Mellon One Wall Street - 16th Floor New York, NY 10286

SCHEDULE 1

COMPANY PARTIES1

Lee Enterprises, Incorporated Journal-Star Printing Co.
Accudata, Inc.
INN Partners, L.C.
K. Falls Basin Publishing, Inc.
Lee Consolidated Holdings Co.
Lee Publications, Inc.
Lee Procurement Solutions Co.
Sioux City Newspapers, Inc.

Pulitzer Inc.
Pulitzer Technologies, Inc.
St. Louis Post-Dispatch LLC
Fairgrove LLC
STL Distribution Services LLC
Suburban Journals of Greater St. Louis LLC
Pulitzer Network Systems LLC
Pulitzer Newspapers, Inc.
Flagstaff Publishing Co.
Hanford Sentinel Inc.
HomeChoice, LLC
Kauai Publishing Co.
Napa Valley Publishing Co. NIPC, Inc. f/k/a Northern Illinois Publishing Co., Inc.
NVPC LLC
Northern Lakes Publishing Co.
NLPC LLC
Pantagraph Publishing Co.
HSTAR LLC
Pulitzer Missouri Newspapers, Inc.
Pulitzer Utah Newspapers, Inc.
Santa Maria Times, Inc.
SHTP LLC
Southwestern Oregon Publishing Co.
SOPC LLC
Ynez Corporation

1	LINT Co. was merged into Lee Consolidated Holdings Co. 09/25/09; Target Marketing Systems, Inc. was merged into Lee Enterprises, Incorporated 09/25/09.

SCHEDULE 2

CLAIMS

Consenting Lender	Amount of Claim under Credit Agreement*	Consenting Lender Election: Amount of Loans to be Exchanged for Second Lien Term Loans**
	$___________	$___________

*  The amount to be included in the second column shall be the principal amount of Loans (Revolving Loans and Term Loans) and participation interests in issued and undrawn Letters of Credit held by such Consenting Lender as of the delivery of its signature page.  The amount should not include unfunded Revolving Loan Commitments.

** Other than with respect to the Backstop Lenders, each Consenting Lender may, in its sole discretion, elect up to (but not more than) its Maximum Exchange Percentage of the Second Lien Term Loans.  “Maximum Exchange Percentage” is defined in Section 1.1(c) of the Support Agreement and means a Lender’s percentage interest, determined as the date of its election to exchange, in the aggregate outstanding Loans (Revolving Loans and Term Loans) under the Existing Credit Agreement which aggregate principal amount is approximately $855,760,000.2

Accordingly, the determination of the dollar amount to be set forth in the third column by each Consenting Lender (other than the Backstop Lenders) that is making an election shall be determined by a percentage (not to exceed the Maximum Exchange Percentage of such Consenting Lender) multiplied by $166,250,000 (it being understood that if the actual Second Lien Term Loans issued on the closing date (prior to giving effect to any OID) are less than $166,250,000, then such Consenting Lender’s share of the Second Lien Term Loans shall be ratably reduced).

If a Consenting Lender does not desire to elect any Second Lien Term Loans, such Consenting Lender may leave the third column blank or insert $0.

2	Outstanding amount is as of July 28, 2011 and is subject to adjustment based on accrual of PIK interest (if any), prepayments and/or revolver draws.

EXHIBIT A

TERM SHEET

Exhibit A
To Support Agreement

TRANSACTION OVERVIEW1

Transaction:
The attached Term Sheets describe a transaction pursuant to which Lee Enterprises, Incorporated (“Lee” or the “Borrower”) and certain of its domestic subsidiaries, including, without limitation, Pulitzer Inc. (“Pulitzer”) and its subsidiaries (together with Pulitzer, the “Pulitzer Entities”), will restructure or refinance their capital structure in a series of transactions that, among other things:

(a) addresses the Borrower’s and Pulitzer’s upcoming debt maturities;

(b) converts a portion of the Borrower’s existing first lien facilities into a second lien facility; and

(c) permits Pulitzer to refinance the PD LLC Notes (as defined below).

Obligations Under Existing Credit Agreement:
The Borrower, the Administrative Agent and the Lenders are parties to the Amended and Restated Credit Agreement dated as of December 21, 2005 (as amended, supplemented or otherwise modified, the “Existing Credit Agreement”).

The aggregate outstanding principal obligations under the Existing Credit Agreement are approximately $855,760,000, plus outstanding, undrawn letters of credit in the approximate amount of $13,000,000.2  Such existing obligations are secured by first priority liens on substantially all of the assets of the Borrower and the Subsidiary Guarantors (the “Lee Collateral”).

1	Unless otherwise indicated, all capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Existing Credit Agreement.
2	Outstanding amounts are as of July 28, 2011 and are subject to adjustment based on accrual of PIK interest (if any), prepayments and/or revolver draws.

2

Pursuant to the transactions described below and in the attached Term Sheets (giving effect to the following amendments and new revolving commitments, the “First Lien Credit Facility”):
(i)	A portion of the existing first lien loans in an aggregate principal amount of up to $689,510,0003 shall be amended and extended as described in Exhibit A attached hereto. Among other things,
(a)
new revolving loan commitments (intended to be undrawn at closing) of up to $40,000,0004 shall be provided to the Borrower, and the first lien obligations relating thereto shall be on a “first out” basis relative to the Extended Loans (as defined in Exhibit A attached hereto);

	(b)	the total outstanding principal loans and commitments under the amended first lien facility described above shall be $729,510,000;
	(c)	the interest rate for the Extended Loans shall be L+ 6.25% (with a 1.25% floor);
	(d)	the interest rate for the revolving loans shall be L+ 5.00% (with a 1.25% floor); and
	(e)	the maturity date for the amended first lien facility described above shall be in December 31, 2015.
(ii)
Each Lender will have an opportunity to exchange, on a ratable basis (and, except with respect to the Backstop Lenders (as defined in Exhibit B hereto), in a maximum amount up to such Lender’s percentage interest, determined as of the date of its election to exchange, in the aggregate outstanding Loans under the Existing Credit Agreement (the “Pro Rata Exchange Percentage”)), a portion of their existing first lien loans in an aggregate principal amount of up to

3	If the transactions are implemented out of court, the Loans of Non-Consenting Lenders (as defined below) under the Existing Credit Agreement shall remain outstanding.

4
The outstanding Letters of Credit of approximately $13,000,000 shall be deemed made or issued, as applicable, under the new revolving loan facility.  If the Borrower elects to effectuate the transactions contemplated hereby pursuant to a prepackaged plan of reorganization in accordance with the Support Agreement (as defined below), the new revolving loan facility shall, at the Borrower’s election, be a superpriority priming debtor in possession financing facility (with mutually agreed availability limitations during the chapter 11 cases) which shall convert on emergence into the Revolving Credit Facility (as defined in Exhibit A hereto) subject to the terms and conditions of the commitment letter related thereto.

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$166,250,000 into a second lien term loan facility described in Exhibit B attached hereto (the “Second Lien Term Loans”) in an aggregate principal amount of $175,000,000 including original issue discount of 5% (the “Second Lien Term Loan Facility Amount”). Among other benefits, the holders of the Second Lien Term Loans will have:

	(a)	second liens on substantially all assets of the Subsidiary Guarantors and Pulitzer and each of its direct and indirect subsidiaries that currently guarantees the obligations under the PD LLC Notes;
	(b)	a cash pay interest rate of 15%;
	(c)	no call for year 1, call protection of 102% between year 1 and year 2, and call protection of 101% between year 2 and year 3;
	(d)	original issue discount of 5%;
	(e)	ratable distributions of newly issued Lee common stock in the aggregate amount of 15% of all issued and outstanding shares at the day of closing (before giving effect to the closing);
	(f)	a maturity date in April 2017; and
(g)
those Lenders who commit to backstop the Second Lien Facility will receive a cash backstop commitment fee of 0.5% at closing and the right to ratably subscribe for any unsubscribed portion of such facility.

Existing Obligations Under PD LLC Notes:
The obligations under the existing PD LLC Notes of approximately $142,500,000 will be refinanced with the proceeds of notes issued by Pulitzer on terms that are no more onerous to the Borrower and Pulitzer as those described in Exhibit C attached hereto (the “Pulitzer Notes”). Pulitzer will have the right (but not the obligation) to increase the Pulitzer Notes to $175,000,000 with excess proceeds available (a) first, to fund the costs and expenses incurred by the Borrower and Pulitzer in connection with the implementation of the First Lien Credit Facility, the Second Lien Term Loans and the Pulitzer Notes, (b) second, to fund a Pulitzer cash reserve in the amount of $10,000,000 to be used for general Pulitzer corporate purposes plus an amount to be agreed upon for short-term working capital needs to the extent necessary (the “Pulitzer Reserve”), (c) third, if the transactions are implemented out of court, to reduce the Non-Extended Loans (as defined in Exhibit A hereto) and (d) fourth, to

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reduce the Extended Loans (as defined in Exhibit A hereto).

Closing Conditions and Implementation:
In addition to customary and appropriate closing conditions for financings of this type and for this transaction in particular (including releases for the Lenders), and as more particularly described in the Support Agreement, the transactions will be conditioned upon (x) receipt of consents from either (i) Lenders holding at least 95% of the aggregate outstanding principal amount of the Term Loans and the Revolving Loans, and the Letter of Credit Outstandings, under the Existing Credit Agreement, in which case the transactions will be implemented out of court, or (ii) Lenders holding (A) less than the amounts described in clause (i) above, but at least 66.67% of the outstanding Revolving Loans, Letter of Credit Outstandings and Term Loans under the Existing Credit Agreement and (B) more than 50% in number of funded claims under the Existing Credit Agreement, in which case the transactions will be effectuated pursuant to the Support Agreement (as defined below) through a prepackaged plan of reorganization under Chapter 11 of the Bankruptcy Code (11 U.S.C. §101 et. seq.),5 (y) receiving commitments from Lenders to (i) provide new revolving credit commitments of $40,000,000 and (ii) exchange up to $166,250,000 (but not less than $150,000,000) of loans under the Existing Credit Agreement for the Second Lien Term Loans issued by the Borrower with the terms set forth on Exhibit B in the Second Lien Term Loan Facility Amount, and (z) a closing of a refinancing of the PD LLC Notes subject to the requirements provided on Exhibit C hereto.

It is contemplated that (i) the Lenders and the Borrower will lock-up to the restructuring described in these Term Sheets for a period of not more than 120 days (subject to adjustment if the transactions are effectuated pursuant to a prepackaged chapter 11 plan as described in the Support Agreement), (ii) contemporaneous with the execution of a Support Agreement (the “Support Agreement”), a subset of the Lenders will commit to exchange not less than $150,000,000 of exposure under the Existing Credit Agreement for Second Lien Term Loans in the Second Lien Term Loan Facility Amount at closing and (iii) the PD LLC Notes will be refinanced and the other closing conditions will be satisfied within such lock-up period.  The Support Agreement shall otherwise be on terms reasonably satisfactory to the Borrower, the Administrative Agent and the Lenders party

5	In the event the transactions are effectuated through a prepackaged plan of reorganization, general unsecured claims (i.e., trade creditors) will be unimpaired.

5

thereto.

Non-Consenting Lenders:
If the transactions described in these Term Sheets are implemented out of court, Lenders that do not consent to the transactions described herein (the “Non-Consenting Lenders”) shall, notwithstanding anything herein to the contrary, be entitled to the existing interest rates, amortization schedule and maturity date and such other terms in the Existing Credit Agreement that cannot be amended, modified or waived without such Non-Consenting Lender’s approval. If the transactions described in these Term Sheets are implemented through a prepackaged plan of reorganization, no Loans of Non-Consenting Lenders shall be deemed outstanding and all such Loans shall be part of the First Lien Term Credit Facility.

Exhibit A
To Transaction Term Sheet

SUMMARY OF INDICATIVE TERMS
FOR THE FIRST LIEN CREDIT FACILITY

The Borrower1 is party to the Existing Credit Agreement.  The Borrower intends to enter into an amendment to the Existing Credit Agreement (the “Amendment”) pursuant to which lenders under the Existing Credit Agreement shall agree to (a) extend the maturity date of certain of the Loans, (b) provide new revolving commitments and (c) the other amendments and modifications described below.

Guarantees:
Each Subsidiary Guarantor shall be required to provide an unconditional guaranty of all amounts owing under the First Lien Credit Facility (as defined below) (the “Guaranties”).  Such Guaranties shall be in form and substance satisfactory to DBSI and shall also guarantee the Borrower’s and its subsidiaries’ obligations under interest rate swaps/foreign currency swaps or similar agreements or depository or cash management arrangements with a First Lien Lender or its affiliates (the “Other Secured Obligations”).  All Guaranties shall be guarantees of payment and not of collection.

First Lien Agent and Collateral Agent:
Deutsche Bank Trust Company Americas (“DBTCA”) shall act as the sole administrative agent and sole collateral agent (in such capacities, the “First Lien Agent”) for the First Lien Lenders (as defined below).

Lead Arranger and Bookrunner:	Deutsche Bank Securities Inc. (“DBSI”).
First Lien Lenders:	Certain of the lenders under the Borrower’s Existing Credit Agreement (the “First Lien Lenders”).
Type, Amount and Maturity:
First Lien Term Loan Facility.  Loans in an aggregate principal amount up to $689,510,000 (minus the aggregate principal amount of Non-Extended Loans (defined below), if any) under the Existing Credit Facility shall be amended and be outstanding (such loans, the “Extended Loans”) under the First Lien Credit Facility (as defined below).

The Extended Loans shall mature on December 31, 2015 (the “Extended Loan Maturity Date”).  The principal amount of the Extended Loans will amortize in quarterly installments in an aggregate annual amount equal to

1	Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Transaction Term Sheet or the Existing Credit Agreement, as applicable.

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(x) $10,000,000 during the first four fiscal quarters starting with the fiscal quarter ended closest to June 30, 2012, (y) $12,000,000 during the next four fiscal quarters thereafter, and (z) $13,500,000 thereafter. All such quarterly amortization payments shall be due and payable on the 15th day of the last month of the applicable fiscal quarter. Any remaining outstanding principal amount of the Extended Loans shall be paid in full on the Extended Loan Maturity Date.

If the transactions contemplated hereby are implemented out of court, the Loans of Non-Consenting Lenders (the “Non-Extended Loans”) shall mature on April 28, 2012 (the “Non-Extended Loan Maturity Date”).  Amortization shall be made on the Non-Extended Loans that were Term Loans as set forth in the Existing Credit Agreement with the remaining balance of the principal amount of all Non-Extended Loans to be paid in full on the Non-Extended Loan Maturity Date. If the transactions described in these Term Sheets are implemented through a prepackaged plan of reorganization as described in “Condition Precedent and Implementation” below, no Non-Extended Loans shall be deemed outstanding on the closing of the transactions and all such Loans shall be part of the First Lien Credit Facility.

Revolving Credit Facility.  The existing Revolving Lender Commitments shall be terminated and $40,000,000 of new “super-priority” revolving commitments (the “Revolving Credit Facility”, together with the facility under which the Extended Loans are issued, the “First Lien Credit Facility”), shall be provided under the First Lien Credit Facility.2  The Revolving Credit Facility shall be available for new loans or new letters of credit (the “Revolving Loans” and the “Letters of Credit”, respectively), subject to a sublimit to be agreed.  The letters of credit outstanding under the Existing Credit Agreement shall be deemed made or issued, as applicable, under the Revolving Credit Facility.  The Revolving Credit Facility shall terminate on December 31, 2015 (the “Revolving Commitment Termination Date”).

Purpose:
The proceeds of loans under the Revolving Credit Facility will be used (a) to provide working capital from time to time for the Borrower and its subsidiaries and (b) for other general corporate purposes.

Interest Rates and Fees:	As set forth on Annex I hereto.

2          If the Borrower elects to effectuate the transactions contemplated hereby pursuant to a prepackaged plan of reorganization in accordance with the Support Agreement (as defined below), the new revolving loan facility shall be a superpriority priming debtor in possession financing facility (with availability limitations during the chapter 11 cases) which shall convert on emergence into the Revolving Credit Facility subject to the terms and conditions of the commitment letter related thereto.

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Security:
All amounts owing under the First Lien Credit Facility and (if applicable) the Other Secured Obligations (and all obligations under the Guaranties) will continue to be secured by a perfected first-priority security interest in all Lee Collateral subject to exceptions satisfactory to DBTCA (the “First Priority Collateral”); provided, however, proceeds of the First Priority Collateral (and in the case of any distributions pursuant to bankruptcy, insolvency or similar proceedings, whether or not representing the proceeds of the First Priority Collateral), shall be applied in the following order among the first priority tranches: first, to (x) the repayment in full of the obligations (or cash collateralization of Letters of Credit outstanding) under the Revolving Credit Facility and (y) the payment of all obligations owing in respect of interest rate swap agreements (“Hedge Agreements”) to be entered into between the Borrower and Lenders or their affiliates (ratably among the holders of such obligations); second, if the transactions contemplated hereby are implemented out of court, to the repayment in full of the Extended Loans; and third, to the repayment in full of the Non-Extended Loans.

All documentation evidencing the security required pursuant to the preceding paragraph shall be in form and substance satisfactory to DBSI (including the “waterfall” and related provisions providing for the “super-priority” status of the obligations under Revolving Credit Facility and the Hedge Agreements), and shall effectively create first-priority security interests in the property purported to be covered thereby, with such exceptions as are reasonably acceptable to DBTCA.

Intercreditor Matters:
The relative rights and priorities in the First Priority Collateral and in the collateral provided to secure the Borrower’s second lien term loan facility (the “Second Lien Term Loan Facility”), and among the First Lien Lenders and the lenders under Second Lien Term Loan Facility shall be set forth in an intercreditor agreement substantially in the form attached to the Transaction Term Sheet as Exhibit D.

Mandatory Prepayments:
Mandatory prepayments of the Extended Loans and the Revolving Loans shall be required from (a) 100% of the Net Sale Proceeds from asset sales by the Borrower and its subsidiaries (subject to certain ordinary course and reinvestment exceptions to be mutually agreed upon), (b) 100% of the Net Cash Proceeds from issuances of debt by the Borrower and its subsidiaries (with appropriate exceptions, including proceeds from the issuance of second lien debt or subordinated debt that are to be utilized to reduce the outstanding balance of Second Lien Term Loans (defined below), plus related fees and expenses in connection with such refinancing, to be mutually agreed upon), (c) the Net Cash Proceeds from issuances of common equity by the Borrower and its subsidiaries (with appropriate exceptions to be mutually agreed upon), which shall be applied ratably to reduce the outstanding Extended Loans, Revolving Loans and, subject to the proviso below, the Second Lien Term Loans;

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provided that in the event the Borrower does not apply such Net Cash Proceeds to reduce the Second Lien Term Loans, such Net Cash Proceeds shall be applied ratably to reduce the outstanding Extended Loans and Revolving Loans; (d) the Net Cash Proceeds from issuances of preferred equity by the Borrower and its subsidiaries (with appropriate exceptions to be mutually agreed upon), the first $50,000,000 of which shall be applied ratably to reduce the outstanding Extended Loans and Revolving Loans and the balance of which may be applied to reduce the outstanding Second Lien Term Loans; provided that in the event the Borrower does not elect to apply the balance to reduce the Second Lien Term Loans, the balance shall be applied ratably to reduce the outstanding Extended Loans and Revolving Loans, and (e) 100% of the Net Cash Proceeds from insurance recovery and condemnation events of the Borrower and its subsidiaries (subject to certain reinvestment rights to be mutually agreed upon).

After the Borrower has accumulated $20,000,000 (including, at the option of the Borrower, any replenishments thereof) from 100% of excess cash flow of the Borrower and its subsidiaries (excluding the Pulitzer Entities) (the “Lee Reserve”), the Borrower shall be required to prepay 75% of excess cash flow of the Borrower and its subsidiaries (excluding the Pulitzer Entities) to be determined on a quarterly basis (with appropriate carry-forward credits for quarters lacking excess cash flow) to be applied as follows: (i) for the quarters ending June 30, 2011, September 30, 2011, December 31, 2011 and March 31, 2012, to retire the Non-Extended Loans (if the Amendment is implemented) from any excess cash flow during such quarters (which excess cash flow funds shall be deposited in a reserve account to fund scheduled amortization payments and payment at maturity of the Non-Extended Loans to the extent no Default or Event of Default exists under the First Lien Credit Facility at the time of such payment, provided, that if such a Default or Event of Default exists at the time of such payment, excess cash flow shall be applied in the manner set forth above in “Security”) and (ii) for the quarters ending closest to June 30, 2012 and thereafter, after (without duplication) deduction for the amount of the scheduled amortization payment for the applicable quarter, and actually applied to make such payment (the remaining amount after such deduction, the “Excess Cash Flow Payment Amount”), to prepay the Extended Loans and applied (A) to the extent the Excess Cash Flow Payment Amount is positive, to reduce the immediately succeeding amortization payment of the Extended Loans and (B) to the remaining amortization payments thereof in inverse order of maturity.  Excess cash flow shall be defined substantially as set forth in the Credit Agreement (but excluding the Pulitzer Entities), provided, that the definition shall include certain dividend amounts and deduct certain permitted investment payments and the amount of carry-forward credits referenced above.  For the avoidance of doubt, the Lee Reserve and any Cash accumulated therein shall be

A-5

subject to the liens of the First Lien Agent pursuant a deposit account control agreement or other documents in form and substance satisfactory to the First Lien Agent.

Mandatory repayments of Non-Extended Loans, the Extended Loans and the Revolving Loans made pursuant to the immediately preceding paragraph above shall not reduce the commitments under the Revolving Credit Facility.  In addition, if at any time the outstandings pursuant to the Revolving Credit Facility (including Letter of Credit outstandings) exceed the aggregate commitments with respect thereto, prepayments of Revolving Loans (and/or the cash collateralization of Letters of Credit) shall be required in an amount equal to such excess.

Notwithstanding the foregoing,  if any Default or Event of Default exists under the First Lien Credit Facility at the time of any mandatory repayment of Extended Loans and Revolving Loans as required above, the Revolving Loans and Letters of Credit shall first be repaid and/or cash collateralized, as applicable, in full in the amount otherwise required to be applied to the Extended Loans (without any accompanying permanent reduction of the commitments under the Revolving Credit Facility in connection therewith), with any excess to be applied as otherwise required above (without regard to this sentence).

Voluntary Prepayments and Reductions in Commitments:
The Borrower may repay the Non-Extended Loans and the Extended Loans at any time without premium or penalty (other than breakage costs, if applicable).  Such prepayments shall be applied to the Extended Loans or the Non-Extended Loans, as directed by the Borrower, and pro rata with respect to such reduced loans and commitments, as applicable; provided that if any Default or Event of Default exists under the First Lien Credit Facility at the time of the proposed prepayment of the Non-Extended Loans and the Extended Loans as required by the foregoing, then the Revolving Loans and Letters of Credit shall first be repaid and/or cash collateralized, as applicable, in full before any such prepayment of the Non-Extended Loans and the Extended Loans shall be made (without any accompanying permanent reduction of the commitments under the Revolving Credit Facility in connection therewith).

Voluntary reductions of the unutilized portion of the Revolving Credit Facility commitments will be permitted at any time, without premium or penalty, subject to reimbursement for all losses, expenses and liabilities of First Lien Lenders’ (other than lost profits) to the extent set forth in the Existing Credit Agreement.  Such reductions will be pro rata with respect to the such prepaid commitments.

Representations	Representations and warranties of the type as in the Existing Credit

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and Warranties:	Agreement, with such additions and modifications as may be agreed upon, including without limitation, to take into account the Second Lien Term Loan Facility.
Conditions Precedent and Implementation:
Conditions precedent of the type as set forth in the Existing Credit Agreement, with such additions and modifications to provide for the transactions contemplated by these Term Sheets, including without limitation (a) to take into account the Second Lien Term Loan Facility and (b) the conditions set forth in “Closing Conditions and Implementation” in the Transaction Term Sheet.

Conditions Precedent to Each Borrowing under Revolving Credit Facility:	The making of each extension of credit under the Revolving Credit Facility, shall be conditioned upon the satisfaction of conditions substantially similar to those in Existing Credit Agreement.

Affirmative and Negative Covenants:
Covenants, other than financial covenants (described below), of the type as in the Existing Credit Agreement, with such additions and modifications to provide for the transactions contemplated by these Term Sheets, as described on Annex II hereto and to permit (x) intercompany transactions between the Borrower and its subsidiaries in the ordinary course of business and consistent with historical practice and (y) other ordinary course investments consistent with historical practices, subject to caps to be agreed upon.

Financial Covenants:
A Lee-only interest coverage ratio and a Lee-only total leverage ratio with levels as set forth on Annex III attached hereto (in each case tested quarterly on an LTM basis), and a consolidated capital expenditure limitation with levels as set forth on Annex III attached hereto and otherwise determined in accordance with the Existing Credit Agreement (including, without limitation, capital expenditure carry over provisions). The leverage and interest coverage ratios will be based upon Consolidated EBITDA, consolidated indebtedness and consolidated interest expense, as applicable, in each case substantially as defined in the Existing Credit Agreement, but calculated to exclude the Pulitzer Entities using substantially the same financial definitions (such excluded EBITDA being the “Excluded Pulitzer EBITDA”),3 except that (1) Consolidated EBITDA, Lee EBITDA and Excluded Pulitzer EBITDA

3         If such definitions or the exclusions above are modified in the documentation for the Pulitzer Notes, the definitions and exclusions used in the financial covenants for the First Lien Credit Facility for the Pulitzer exclusion will be conformed to such modified definitions and the levels set forth in Annex III shall be adjusted to in a manner satisfactory to the Borrower and the First Lien Agent to achieve approximately the same variance from the Borrower’s projections as are applicable to the levels currently set forth on Annex III.

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(as applicable) and Consolidated Interest Expense, Lee Interest Expense and Pulitzer Interest Expense (as applicable) will be calculated to exclude (x) curtailment gains or losses relating to Pulitzer benefit plans, (y) write-offs of transaction expenses (beginning with the June 2011 quarter) and (z) bankruptcy-related professional fees and expenses payable by the Borrower or the Pulitzer Entities; and (2) Excluded Pulitzer EBITDA will be calculated to further exclude intercompany charges incurred by the Pulitzer Entities for fees, overhead and administrative expenses which are owing or paid to Lee and its non-Pulitzer subsidiaries and allocated to the Pulitzer Entities in a manner consistent with past practices in an aggregate amount not to exceed $20 million in any fiscal year.  For purposes of the financial covenants, GAAP shall be as in effect as of September 2010.

Events of Default:
Events of default of the type as in the Existing Credit Agreement, with such additions and modifications as may be agreed upon to provide for the transactions contemplated by these Term Sheets and including, without limitation, a change of control that occurs upon acquisition of more than 50% of the voting power of the Borrower.  In addition, execution by the Borrower of the Support Agreement shall not constitute an Event of Default.

Waivers and Amendments:
Customary and appropriate for financings of this type including without limitation, appropriate tranche voting for applications of repayments between the Revolving Loans and the Extended Loans and for any modifications to the “super-priority” status of the Revolving Credit Facility.

ANNEX I TO EXHIBIT A

Interest Rates	Eurodollar Loans Applicable Margin for Extended Loans	Base Rate Applicable Margin for Extended Loans	Eurodollar Loans Applicable Margin for Revolving Loans	Base Rate Loans Applicable Margin for Revolving Loans	Eurodollar Loans Applicable Margin for Non-Extended Loans	Base Rate Applicable Margin for Non-Extended Loans
	6.25%1	5.25%	5.00%2	4.00%	No Change	No Change

Payable quarterly in arrears in cash.
Default Rate:
Upon the occurrence of any event of default, interest on the Obligations shall be payable in an amount equal to 2.00% per annum above (x) the rate otherwise applicable thereto or (y) the interest rate applicable to Base rate loans.  Default interest shall be payable upon written demand.

Letter of Credit Fees:	5.00% per annum on the aggregate face amount of outstanding Letters of Credit
Revolver Upfront Fee:
2.00% of the commitments under the Revolving Credit Facility, 1.00% payable upon the Borrower’s entry into the Revolver Commitment Letter referenced in Section 4.7 of the Support Agreement and 1.00% payable upon closing.

Commitment Fees:
The Borrower shall pay to First Lien Lenders under the Revolving Credit Facility, a commitment fee of 0.50% per annum on the average daily unused portion of the Revolving Credit Facility (disregarding swingline loans as a utilization thereof), and payable quarterly in arrears.

Consent and Extension Fees:
As more particularly described in the Support Agreement, a fee of up to 1.50% of the aggregate Loans and unreimbursed drawn amounts of Letters of Credit (if any) held by Lenders who become party to the Support Agreement (excluding the portion of such Lenders’ Loans which are to be exchanged into Second

1           Subject to 1.25% Eurodollar floor.

2           Subject to 1.25% Eurodollar floor.

Lien Term Loans).

ANNEX II TO EXHIBIT A

COVENANT EXCEPTIONS

1.
Permit a single joint venture transaction pursuant to which (x) the Borrower or one or more of its subsidiaries contributes, sells, leases or otherwise transfers assets (including without limitation, Capital Stock) to a joint venture or (y) a subsidiary of the Borrower issues Capital Stock to a person other than the Borrower or its subsidiaries for the purpose of forming a joint venture or similar arrangement; provided that immediately after giving effect to such transaction (a) the aggregate net book value of all such assets and Capital Stock contributed, sold, leased or otherwise transferred and all Capital Stock issued to persons other than the Borrower or a Subsidiary of the Borrower pursuant to such transactions subsequent to the closing date shall not exceed $35,000,000, (b) such joint venture is a subsidiary of the Borrower, (c) cash contributed to such joint venture shall not exceed $250,000 in the aggregate and (d) the equity interests of the Borrower and its subsidiaries in such joint venture shall be pledged to secure the Obligations.

2.	Permit the following:

a.
An additional Investments basket that, in the aggregate, does not exceed $2,000,000 in any fiscal year; provided that no such Investments may be used, directly or indirectly, to purchase, repurchase, redeem, defease or otherwise acquire or retire for value any (i) Additional Permitted Indebtedness, (ii) unsecured Indebtedness of the Borrower or a Subsidiary Guarantor, (iii) junior lien obligations of the Borrower or a Subsidiary Guarantor, including without limitation, the Second Lien Term Loans, or (iv) the Pulitzer Notes;

b.
Investments made in connection with the funding of contributions under any qualified or non-qualified pension, retirement or similar employee compensation plan, including, without limitation, split-dollar insurance policies, in an amount not to exceed the amount of compensation expense recognized by the Borrower and its Subsidiaries in connection with such plans; provided that any such contributions by Lee and its subsidiaries (excluding the Pulitzer Entities) to the Pulitzer Entities for such purposes shall not exceed $2,000,000 in any fiscal year;

c.	Investments in the Associated Press Digital Rights Agency or any successor thereto or any Affiliate thereof in an aggregate amount not to exceed $1,500,000 at any time outstanding;

d.
Payments to be made in connection with the redemption (which redemption occurred prior to the closing date) by PD LLC of the interest in PD LLC and DS LLC owned by The Herald Publishing Company, LLC as described in note 19 to the Borrower’s Annual Report on Form 10-K for the fiscal year ended September 26, 2010; provided that any such payments made by Lee and its subsidiaries (excluding the Pulitzer Entities) shall not exceed $3,500,000 in the aggregate; and

e.
Permit the incurrence of (i) additional second lien debt to repay existing second lien debt so long as (A) no default or event of default exists or is continuing, (B) pro forma compliance with the financial covenants, (C) the maturity date with respect thereto is beyond six months after the maturity date of any Obligations and, in no event, earlier than the second lien debt being repaid, (D) the terms thereof, taken as a whole, not being materially worse than the terms of the Second Lien Term Loan Facility, (E) such second lien debt is subject to the Intercreditor Agreement and (F) the Net Cash Proceeds thereof are applied in accordance with (and to the extent required by) "Mandatory Prepayments" above and (ii) Additional Permitted Indebtedness so long as the maturity date with respect thereto is beyond six months after the maturity date of any Obligations.

ANNEX III TO EXHIBIT A

FINANCIAL COVENANT LEVELS

Lee Enterprises, Inc.
Covenant Summary

Covenant Summary

	FY2011			FY2012					FY2013					FY2014					FY2015					FY2016
Calendar Year Period	2Q2011	3Q2011		4Q2011	1Q2012	2Q2012	3Q2012		4Q2012	1Q2013	2Q2013	3Q2013		4Q2013	1Q2014	2Q2014	3Q2014		4Q2014	1Q2015	2Q2015	3Q2015		4Q2015	1Q2016	2Q2016	3Q2016
Fiscal Year Period	3Q2011E	4Q2011E	FY2011BE	1Q2012E	2Q2012E	3Q2012E	4Q2012E	FY2012E	1Q2013E	2Q2013E	3Q2013E	4Q2013E	FY2013E	1Q2013E	2Q2013E	3Q2013E	4Q2013E	FY2014E	1Q2014E	2Q2014E	3Q2014E	4Q2014E	FY2015E	1Q2015E	2Q2015E	3Q2015E	4Q2015E	FY2016E
($ in millions)
Covenant Summary

Leverage Covenant	8.75x	8.75x		8.75x	8.75x	8.75x	8.75x		8.75x	8.75x	8.75x	8.65x		8.60x	8.60x	8.50x	8.40x		8.30x	8.15x	8.15x	8.00x		8.00x	7.85x	7.75x	7.65x

Coverage Covenant	1.75x	1.55x		1.30x	1.20x	1.10x	1.05x		1.05x	1.05x	1.05x	1.05x		1.05x	1.05x	1.05x	1.05x		1.05x	1.05x	1.05x	1.05x		1.05x	1.05x	1.05x	1.05x

Annual Capex Limit			$20.0					$20.0					$20.0					$20.0					$20.0					$20.0

Exhibit B
To Transaction Term Sheet

SUMMARY OF INDICATIVE TERMS
FOR THE SECOND LIEN TERM LOAN FACILITY

The Borrower1 is party to the Existing Credit Agreement, pursuant to which the lenders thereunder provided to the Borrower a first lien term loan facility and a revolving credit facility.  The Borrower intends to enter into an agreement pursuant to which certain of the lenders under the Existing Credit Agreement will agree to exchange $166,250,000 of principal amount of outstanding term loans thereunder with the terms set forth below (the “Second  Lien Term Loan Facility”).

Guarantees:
The Subsidiary Guarantors and Pulitzer and each of its direct and indirect subsidiaries that currently guarantees the obligations under the PD LLC Notes (each, a “Guarantor” and, collectively, the “Guarantors”) shall be required to provide an unconditional guaranty of all amounts owing under the Second Lien Credit Facility (the “Guaranties”).  Such Guaranties shall be in form and substance satisfactory to the Second Lien Agent and the Second Lien Lenders.  All Guaranties shall be guarantees of payment and not of collection.

Second Lien Agent and Collateral Agent:
A financial institution to be determined reasonably acceptable to the Second Lien Lenders shall act as the sole administrative agent to the Second Lien Lenders (in such capacity, the “Second Lien Agent”).  A financial institution to be determined shall act as collateral agent for the Second Lien Lenders.  Second Lien Lenders holding a majority in principal amount of the Second Lien Term Loans shall have the right to remove and replace such collateral agent and Second Lien Agent.

Second Lien Lenders:
In connection with the execution and delivery of the Support Agreement, certain lenders under the Existing Credit Agreement shall have committed to convert their existing loans to fully utilize and subscribe for the Second Lien Term Loan Facility (the “Second Lien Lenders”); provided that each lender under the Existing Credit Agreement will be afforded an opportunity to convert a portion of its existing loans into a ratable share (and unless a Backstop Lender (as defined below), in a maximum amount up to such Lender’s Pro Rata Exchange Percentage) of the Second Lien Term Loan Facility.  Contemporaneous with the execution of the Support Agreement  those lenders listed on Annex I (the “Backstop Lenders”) will each commit pursuant to and on the terms contained in the

1	Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Transaction Term Sheet or the Existing Credit Agreement, as applicable.

B-2

commitment letter referenced in Section 3(e) of the Support Agreement (which commitment and the terms thereof, for the avoidance of doubt, shall be set forth solely in such commitment letter and not herein), for a term commensurate with the term of the Support Agreement to “backstop” the conversion of $150,000,000 of existing loans (by severally committing to convert up to the amount of the loans specified on Annex I) into Second Lien Term Loans, with the right to ratably subscribe for any unsubscribed portion of the facility, to the extent that other lenders do not elect to convert a portion of the loans held by such lenders to Second Lien Term Loans.  The Backstop Lenders may commit in excess of their existing loans by an aggregate amount up to $10,000,000, which excess subscription amount shall be paid in cash to the Borrower by the applicable Backstop Lender at closing.  The proceeds thereof  shall be applied to fund a reserve account to be used to retire Non-Extended Loans upon their maturity unless the transactions described in these term sheets are implemented through a prepackaged plan of reorganization, in which latter case the proceeds shall be applied to the retirement of the Extended Loans; provided that if any Default or Event of Default exists under the First Lien Credit Facility at the time the Borrower is to apply such proceeds, the Revolving Loans and Letters of Credit shall first be repaid and/or cash collateralized, as applicable, in full before any such proceeds are applied to fund the reserve account (without any accompanying permanent reduction of the commitments under the Revolving Credit Facility in connection therewith).

Type, Amount and Maturity:
Up to $166,250,000 (but not less than $150,000,000) of aggregate principal amount of loans under the Existing Credit Agreement shall be exchanged for second lien term loans in an aggregate principal amount of up to $175,000,000 (but not less than $157,500,000), including OID (as defined in Annex II hereto) of approximately $8,750,000 under the Second Lien Term Loan Facility (such loans, the “Second Lien Term Loans”).  The Second Lien Term Loans shall have a final maturity date in April of 2017 (“Second Lien Term Loan Maturity Date”).  There shall be no fixed amortization of the principal amount of the Second Lien Term Loans and the aggregate outstanding principal amount thereof shall be paid in full on the Second Lien Term Loan Maturity Date.

Interest Rates and Fees:	As set forth on Annex II hereto.
Security:
All amounts owing under the Second Lien Term Loan Facility shall be secured by (a) a perfected second-priority security interest in all Lee Collateral securing the Existing Credit Agreement (the “Shared Collateral”) and (b) a perfected second-priority security interest in all collateral securing the PD LLC Notes (the “Pulitzer Collateral”, together with the Shared Collateral, the “Second Priority Collateral”).

B-3

All documentation evidencing the security required pursuant to the preceding paragraph shall be in form and substance satisfactory to the Second Lien Agent and the Second Lien Lenders, and shall effectively create second-priority security interests in the property purported to be covered thereby.

Intercreditor Matters:
The relative rights and priorities in the Shared Collateral, and among the lenders under the First Lien Credit Facility and the Second Lien Lenders, shall be set forth in an intercreditor agreement substantially in the form attached to the Transaction Term Sheet as Exhibit D.  There shall be a separate intercreditor agreement (the “Pulitzer Intercreditor”) among the Second Lien Lenders and the lenders under the refinanced Pulitzer Notes   (the “Pulitzer Lenders”) to address the relative rights and priorities among the parties thereto and in the Pulitzer Collateral substantially in the form of Exhibit D with such changes as may be required (if any) by the Pulitzer Lenders; provided, however, that any such changes to the form of Exhibit D shall be in form and substance acceptable to the Second Lien Lenders.  Notwithstanding anything to the contrary in the foregoing, the definition (including the aggregate amount) of “Maximum First Priority Amount” and the amount and  terms and conditions of the “DIP Financing”, in each case under the Pulitzer Intercreditor, shall be in form and substance acceptable to the Second Lien Lenders.

Mandatory Prepayments:	None.

Voluntary Prepayments:
No voluntary prepayments shall be permitted prior to the first anniversary of the closing date.  Thereafter, any voluntary prepayments shall be accompanied by a prepayment premium as described under “Call Protection” below.

Call Protection:
Each voluntary prepayment shall be accompanied by a prepayment premium as follows: (1) 2.0% of the principal amount prepaid if such prepayment occurs on or after the first anniversary of the closing date but prior to the second anniversary of the closing date, and (2) 1.0% of the principal amount prepaid if such prepayment occurs on or after the second anniversary of the closing date but prior to the third anniversary of the closing date.

Representations and Warranties:	Substantially the same as those described in Exhibit A to the Transaction Term Sheet in respect of the First Lien Credit Facility.

B-4

Conditions Precedent:	Substantially the same as those described in Exhibit A to the Transaction Term Sheet in respect of the First Lien Credit Facility.
Affirmative and Negative Covenants:
Substantially the same as those described in Exhibit A to the Transaction Term Sheet in respect of the First Lien Credit Facility; provided, that any such covenants shall contain baskets and permissions that are less restrictive than those provided under the First Lien Credit Facility by a percentage to be mutually agreed.

Financial Covenants:	None.
Events of Default:
Substantially the same as those described in Exhibit A to the Transaction Term Sheet in respect of the First Lien Credit Facility; provided, that any such events of default shall contain thresholds that are less restrictive than those provided under the First Lien Credit Facility by a percentage to be mutually agreed.

Waivers and Amendments:	Customary and appropriate for financings of this type and for this transaction in particular, including without limitation, similar applicable voting provisions as in the Existing Credit Agreement.
Implementation:	As set forth in “Closing Conditions and Implementation” in the Transaction Term Sheet.

ANNEX I TO EXHIBIT B

Backstop Lenders

Institution	Conversion/Cash Commitment

Goldman Sachs Lending Partners	$80,000,000
Monarch Master Funding Ltd	$40,000,000
Mutual Quest Fund	$46,250,000
Total	$166,250,000

ANNEX II TO EXHIBIT A
Interest Rate	15% per annum (the “Interest Rate”), payable quarterly in arrears in cash.
Default Rate:	Upon any event of default, the interest rate will be the Interest Rate plus 2.00% per annum. Default interest shall be payable upon written demand.
Fees:
5% of the aggregate Second Lien Term Loans as original issue discount on the closing date (the “OID”), payable by a dollar for dollar increase in the principal amount of the Second Lien Term Loans.  In addition, each Backstop Lender will receive, at closing, its ratable interest in a 0.5% cash backstop commitment fee.

Equity Kicker:
Each Second Lien Lender shall receive its pro rata share of newly issued Lee common stock in an aggregate amount equal to 15.0% of all issued and outstanding shares at the day of closing before giving effect to the closing.1

Expenses:
The Borrower will pay from time to time on demand and at closing all reasonable expenses (including the reasonable fees and disbursements of legal counsel) of the Backstop Lenders and, without duplication, the Second Lien Agent incurred in connection with the restructuring contemplated by this Summary of Terms and related transactions.

1          Subject to compliance with DGCL Section 152.

Exhibit C
To Transaction Term Sheet

SUMMARY OF INDICATIVE TERMS
FOR THE NEW PD LLC NOTES

St. Louis Post-Dispatch LLC (“PD LLC”), a subsidiary of the Borrower,1 is party to the Note Agreement dated as of May 1, 2000 (as amended, supplemented or otherwise modified from time to time, the “Note Agreement”) between PD LLC and certain institutional lenders party thereto (the “Noteholders”) under which PD LLC borrowed $306,000,000 (the obligations thereunder, the “PD LLC Notes”), certain amounts of which were subsequently repaid.  PD LLC intends to restructure the PD LLC Notes to increase the principal amount thereof, extend the maturity date with respect thereto and substitute Pulitzer as the issuer thereof by means of a refinancing of the PD LLC Notes in their entirety through the issuance by Pulitzer of new notes.  The new notes issued by Pulitzer shall be referred to as the “Pulitzer Notes”.

Lead Arranger and Bookrunner:	Deutsche Bank Securities Inc.
Type, Amount and Maturity:
$142,500,000 of aggregate principal amount of notes under the PD LLC Notes shall be refinanced (with Pulitzer as the issuer of new notes) with a final maturity date that is no earlier than the Extended Loan Maturity Date  (the “Maturity Date”).  In the event the PD LLC Notes are refinanced in a principal amount in excess of the current outstanding amount (up to $175,000,000), the excess proceeds will be used (a) first, to fund the costs and expenses incurred by Lee and Pulitzer in connection with the implementation of the First Lien Credit Facility, the Second Lien Term Loans and the Pulitzer Notes, (b) second, to fund the Pulitzer Reserve, (c) third, if the transactions are implemented out of court, to reduce the Non-Extended Loans and (d) fourth, to reduce the Extended Loans.

Interest Rate:	TBN.
Security:
All obligations in respect of the Pulitzer Notes will be secured by a perfected first-priority security interest in all the collateral currently securing PD LLC’s obligations under PD LLC Notes (the “Pulitzer Collateral”).

1	Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Transaction Term Sheet or the Existing Credit Agreement, as applicable.

C-2

Intercreditor Matters:
The relative rights and priorities in the Pulitzer Collateral, and among the Second Lien Lenders and Pulitzer Lenders, shall be set forth in an intercreditor agreement substantially in the form attached to the Transaction Term Sheet as Exhibit D with such changes as may be required (if any) by the Pulitzer Lenders; provided, however, that any such changes to the form of Exhibit D shall be in form and substance acceptable to the Second Lien Lenders.  Notwithstanding anything to the contrary in the foregoing, the definition (including the aggregate amount) of “Maximum First Priority Amount” and the amount and  terms and conditions of the “DIP Financing”, in each case under the Pulitzer Intercreditor, shall be in form and substance acceptable to the Second Lien.

Mandatory Repayments/Prepayments:
Not to exceed 5%, amortization per year.  After Pulitzer has fully funded the Pulitzer Reserve, Pulitzer shall be required to prepay a percentage, not to exceed 75%, of excess cash flow of the Pulitzer Entities to be determined on a quarterly basis (with appropriate carry forward credits for quarters lacking excess cash flow) to be applied to the principal balance of the Pulitzer Notes. Excess cash flow shall be defined substantially as set forth in the Note Agreement and shall take into account pension payments in excess of GAAP expense.

Voluntary Prepayments:
No voluntary prepayments shall be permitted prior to the second anniversary of the closing date.  Thereafter, any voluntary prepayments shall be accompanied by a prepayment penalty as follows: (1) a percentage, not to exceed 2.0% of the principal amount prepaid if such prepayment occurs on or after the second anniversary of the closing date but prior to the third anniversary of the closing date, and (2) a percentage not to exceed 1.0%, of the principal amount prepaid if such prepayment occurs on or after the third anniversary of the closing date.

Representations and Warranties:	Customary and appropriate for financings of this type and for this transaction in particular, including without limitation similar representations and warranties as in the Note Agreement.
Conditions Precedent:	Customary and appropriate for financings of this type and for this transaction in particular, including without limitation similar conditions precedent as in the Note Agreement.
Affirmative and Negative	Customary and appropriate for financings of this type and for this

C-3

Covenants:	transaction in particular, including without limitation, similar covenants as in the Note Agreement; provided that such covenants shall (x) be modified to enhance operational and financial efficiencies between Lee and Pulitzer and provide flexibility to make debt and equity investments and acquisitions in amounts to be agreed upon and (y) in no case be more restrictive than those provided under the Note Agreement.

Financial Covenants:
Customary and appropriate for financings of this type and for this transaction in particular, including without limitation similar financial covenants as in the Notes Agreement; provided, that such financial covenants shall in no case be more restrictive than those provided under the Notes Agreement.

Events of Default:	Customary and appropriate for financings of this type and for this transaction in particular, including without limitation similar events of default as in the Note Agreement.
Waivers and Amendments:	Customary and appropriate for financings of this type and for this transaction in particular, including without limitation similar voting provisions as in the Note Agreement.

Exhibit D
To Transaction Term Sheet

INTERCREDITOR AGREEMENT

INTERCREDITOR AGREEMENT

Intercreditor Agreement (this “Agreement”), dated as of August __, 2011, among DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent (in such capacity, with its successors and assigns, and as more specifically defined below, the “First Priority Representative”) for the First Priority Secured Parties (as defined below), DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent (in such capacity, with its successors and assigns, and as more specifically defined below, the “Second Priority Representative”) for the Second Priority Secured Parties (as defined below), LEE ENTERPRISES, INCORPORATED (the “Borrower”) and each of the other Loan Parties (as defined below) party hereto.

WHEREAS, the Borrower, the First Priority Representative and certain financial institutions and other entities are parties to the Amended and Restated Credit Agreement, dated as of December 21, 2005 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Existing First Priority Agreement”), pursuant to which such financial institutions and other entities have agreed to make loans and extend other financial accommodations to the Borrower; and

WHEREAS, the Borrower, the Second Priority Representative and certain financial institutions and other entities are parties to the Term Loan Agreement, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Existing Second Priority Agreement”), pursuant to which such financial institutions and other entities have agreed to make loans to the Borrower; and

WHEREAS, the Borrower and the other Loan Parties have granted to the First Priority Representative security interests in the Common Collateral as security for payment and performance of the First Priority Obligations; and

WHEREAS, pursuant to the terms of the Existing First Priority Agreement the Borrower and the other Loan Parties may not grant additional security interests in the Common Collateral without the consent of the requisite number of First Priority Creditors thereunder; and

WHEREAS, the Borrower and the other Loan Parties propose to grant to the Second Priority Representative junior security interests in the Common Collateral as security for payment and performance of the Second Priority Obligations; and

WHEREAS, the First Priority Creditors under the Existing First Priority Agreement have agreed to permit the grant of such junior security interests on the terms and conditions of this Agreement;

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which are expressly recognized by all of the parties hereto, the parties agree as follows:

SECTION 1 .  Definitions.

1.1.           Defined Terms.  The following terms, as used herein, have the following meanings:

“Additional First Priority Agreement” means any agreement permitted to be designated as such by the First Priority Agreement and the Second Priority Agreement.

“Additional Second Priority Agreement” means any agreement permitted to be designated as such by the First Priority Agreement and the Second Priority Agreement.

2

“Agreement” has the meaning set forth in the introductory paragraph hereof.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.

“Borrower” has the meaning set forth in the introductory paragraph hereof.

“Common Collateral” means all assets that are both First Priority Collateral and Second Priority Collateral.

“Comparable Second Priority Security Document” means, in relation to any Common Collateral subject to any First Priority Security Document, that Second Priority Security Document that creates a security interest in the same Common Collateral, granted by the same Loan Party, as applicable.

“DIP Financing” has the meaning set forth in Section 5.2.

“Enforcement Action” means, with respect to the First Priority Obligations or the Second Priority Obligations the exercise of any rights and remedies with respect to any Common Collateral securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies with respect to the Common Collateral under, as applicable, the First Priority Documents or the Second Priority Documents, or applicable law, including without limitation (a) the exercise of any rights of set-off or recoupment, (b) the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code, and (c) the commencement of any judicial or nonjudicial foreclosure proceedings with respect to, attempting any action to take possession of any Common Collateral, exercising any right, remedy or power with respect to, or otherwise taking any action to enforce their interest in or realize upon, the Common Collateral.

“Existing First Priority Agreement” has the meaning set forth in the recitals to this Agreement.

“Existing Second Priority Agreement” has the meaning set forth in the recitals to this Agreement.

“First Priority Agreement” means the collective reference to (a) the Existing First Priority Agreement, (b) any Additional First Priority Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, increase, renew, refund, replace (whether upon or after termination or otherwise) or refinance (including by means of sales of debt securities to institutional investors) in whole or in part from time to time the indebtedness and other obligations outstanding under the Existing First Priority Agreement, any Additional First Priority Agreement or any other agreement or instrument referred to in this clause (c) unless such agreement or instrument expressly provides that it is not intended to be and is not a First Priority Agreement hereunder (a “Replacement First Priority Agreement”).  Any reference to the First Priority Agreement hereunder shall be deemed a reference to any First Priority Agreement then extant.

“First Priority Collateral” means all assets, whether now owned or hereafter acquired by the Borrower or any other Loan Party, in which a Lien is granted or purported to be granted to any First Priority Secured Party as security for any First Priority Obligation.

3

“First Priority Creditors” means the “Secured Creditors” as defined in the Existing First Priority Agreement, the “Lenders” as defined in each other First Priority Agreement or any Persons that are designated under the First Priority Agreement as the “First Priority Creditors” for purposes of this Agreement.

“First Priority Documents” means the First Priority Agreement, each First Priority Security Document and each First Priority Guarantee.

“First Priority Guarantee” means any guarantee by any Loan Party of any or all of the First Priority Obligations.

“First Priority Lien” means any Lien created by the First Priority Security Documents.

“First Priority Obligations” means (a) with respect to the Existing First Priority Agreement, all “Obligations” of each Loan Party as defined in the First Priority Security Documents and (b) with respect to each other First Priority Agreement, (i) all principal of and interest (including without limitation any Post-Petition Interest) and premium (if any) on all loans made or other indebtedness issued or incurred pursuant to the First Priority Agreement, (ii) all reimbursement obligations (if any) and interest thereon (including without limitation any Post-Petition Interest) with respect to any letter of credit or similar instruments issued pursuant to the First Priority Agreement, (iii) all Hedging Obligations and (iv) all guarantee obligations, fees, expenses and other amounts payable from time to time pursuant to the First Priority Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any First Priority Obligation (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Second Priority Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties and the Second Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

Notwithstanding the foregoing contained in this defined term, if the sum of (1) the principal amount outstanding under the Existing First Priority Agreement and each other First Priority Agreement, plus (2) the aggregate undrawn face amount of any outstanding letters of credit under the Existing First Priority Agreement and each other First Priority Agreement and any unreimbursed drawings of any letters of credit issued under the Existing First Priority Agreement and each other First Priority Agreement (such sum, the “First Priority Outstanding Amount”) exceeds  the Maximum First Priority Amount, then only that portion of the First Priority Outstanding Amount equal to the Maximum First Priority Amount shall be included in First Priority Obligations and interest and reimbursement obligations with respect to the First Priority Outstanding Amount shall only constitute First Priority Obligations to the extent related to the First Priority Outstanding Amount.

“First Priority Obligations Payment Date” means the first date on which (a) the First Priority Obligations (other than those that constitute Unasserted Contingent Obligations) have been paid in cash in full (or cash collateralized or defeased in accordance with the terms of the First Priority Documents), (b) all commitments to extend credit under the First Priority Documents have been terminated or expired, (c) there are no outstanding letters of credit or similar instruments issued under the First Priority Documents (other than such as have been cash collateralized or defeased in accordance with the terms of the First Priority Documents, but in no event greater than 105% of the aggregate undrawn face amount thereof) and (d) the First Priority Representative shall have either (x) delivered  written notice to the Second

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Priority Representative or any other Second Priority Secured Party of the occurrence of the events described in clauses (a), (b) and (c) hereinabove or (y) failed to timely comply with its notice obligation under Section 3.9 hereof.

“First Priority Outstanding Amount” has the meaning set forth in the definition of “First Priority Obligations”.

“First Priority Representative” has the meaning set forth in the introductory paragraph hereof.  In the case of any Replacement First Priority Agreement, the First Priority Representative shall be the Person identified as such in such Agreement.

“First Priority Secured Parties” means the First Priority Representative, the First Priority Creditors and any other holders of the First Priority Obligations.

“First Priority Security Documents” means the “Security Documents” as defined in the First Priority Agreement, and any other documents that are designated under the First Priority Agreement as “First Priority Security Documents” for purposes of this Agreement.

“Hedging Obligations” means, with respect to any Loan Party, any monetary obligations of such Loan Party owed to any First Priority Creditor in respect of (i) any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement and (ii) any foreign exchange contracts, currency swap agreements, commodity agreements or other similar arrangements, or arrangements designed to protect against fluctuations in currency values or commodity prices, including, in each case, interest and Post-Petition Interest thereon.

“Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

“Lien” means any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), or other security interest or security agreement of any kind (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing) and any attachment or judgment lien contemplated in Section 3.3.

“Loan Party” means the Borrower and each direct or indirect subsidiary, affiliate or shareholder (or equivalent) of the Borrower or any of its affiliates that is now or hereafter becomes a party to any First Priority Document or Second Priority Document.  All references in this Agreement to any Loan Party shall include such Loan Party as a debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding.

 “Maximum First Priority Amount” means the aggregate amount of revolving commitments and term loans outstanding on the date hereof under the Existing First Priority Agreement (which amount,

5

for the avoidance of doubt, is $750,000,0001) less the aggregate amount of all mandatory payments of the principal of the term loans and all permanent reductions of the Revolving Credit Commitments (as defined in the Existing First Priority Agreement) made pursuant to the Existing First Priority Agreement and each other First Priority Agreement, in each case resulting from asset sales or recovery events of the Borrower and the other Loan Parties.

“Person” means any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency Proceeding, whether or not allowed or allowable in any such Insolvency Proceeding.

“Replacement First Priority Agreement” has the meaning set forth in the definition of “First Priority Agreement”.

“Second Priority Agreement” means the collective reference to (a) the Existing Second Priority Agreement, (b) any Additional Second Priority Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture, or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, increase, renew, refund, replace (whether upon or after termination or otherwise) or refinance (including by means of sales of debt securities to institutional investors) in whole or in part from time to time the indebtedness and other obligations outstanding under the Existing Second Priority Agreement, any Additional Second Priority Agreement or any other agreement or instrument referred to in this clause (c).  Any reference to the Second Priority Agreement hereunder shall be deemed a reference to any Second Priority Agreement then extant.

“Second Priority Collateral” means all assets, whether now owned or hereafter acquired by the Borrower or any other Loan Party, in which a Lien is granted or purported to be granted to any Second Priority Secured Party as security for any Second Priority Obligation.

“Second Priority Creditors” means the “Secured Creditors” as defined in the Existing Second Priority Agreement, the “Lenders” as defined in each other Second Priority Agreement, or any Persons that are designated under the Second Priority Agreement as the “Second Priority Creditors” for purposes of this Agreement.

“Second Priority Documents” means each Second Priority Agreement, each Second Priority Security Document and each Second Priority Guarantee.

“Second Priority Guarantee” means any guarantee by any Loan Party of any or all of the Second Priority Obligations.

“Second Priority Lien” means any Lien created by the Second Priority Security Documents.

          1   May be increased up to a maximum of $766,250,000 by increasing such amount to the extent the amount outstanding under the Second Priority Agreement as of the date hereof is less than $175,000,000.

6

“Second Priority Obligations” means (a) with respect to the Existing Second Priority Agreement, all “Obligations” of each Loan Party as defined in the Second Priority Security Documents and (b) with respect to each other Second Priority Agreement, (i) all principal of and interest (including without limitation any Post-Petition Interest) and premium (if any) on all indebtedness under the Second Priority Agreement, and (ii) all guarantee obligations, fees, expenses and other amounts payable from time to time pursuant to the Second Priority Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding.  To the extent any payment with respect to any Second Priority Obligation (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any First Priority Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties and the Second Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“Second Priority Representative” has the meaning set forth in the introductory paragraph hereof, but shall also include any Person identified as a “Second Priority Representative” in any Second Priority Agreement other than the Existing Second Priority Agreement.

“Second Priority Required Adequate Protection” has the meaning set forth in Section 5.4.

“Second Priority Secured Party” means the Second Priority Representative, the Second Priority Creditors and any other holders of the Second Priority Obligations.

“Second Priority Security Documents” means the “Security Documents” as defined in the Second Priority Agreement and any documents that are designated under the Second Priority Agreement as “Second Priority Security Documents” for purposes of this Agreement.

“Secured Parties” means the First Priority Secured Parties and the Second Priority Secured Parties.

“Unasserted Contingent Obligations” shall mean, at any time, First Priority Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding (a) the principal of, and interest and premium (if any) on, and fees and expenses relating to, any First Priority Obligation and (b) contingent reimbursement obligations in respect of amounts that may be drawn under outstanding letters of credit) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of First Priority Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

1.2           Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated,

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supplemented or otherwise modified (to the extent applicable, in accordance with Section 6 hereof), (ii) any reference herein to any Person shall be construed to include such Person’s successors or permitted assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Sections shall be construed to refer to Sections of this Agreement and (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2.  Lien Priorities.

2.1           Subordination of Liens.  (a)  Any and all Liens now existing or hereafter created or arising in favor of any Second Priority Secured Party securing the Second Priority Obligations, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise are expressly junior in priority, operation and effect to any and all Liens now existing or hereafter created or arising in favor of the First Priority Secured Parties securing the First Priority Obligations, notwithstanding (i) anything to the contrary contained in any agreement or filing to which any Second Priority Secured Party may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the Uniform Commercial Code or any applicable law or any First Priority Document or Second Priority Document or any other circumstance whatsoever and (iii) the fact that any such Liens in favor of any First Priority Secured Party securing any of the First Priority Obligations are (x) subordinated to any Lien securing any obligation of any Loan Party other than the Second Priority Obligations or (y) otherwise subordinated, voided, avoided, invalidated or lapsed.

(b)  The First Priority Representative, on behalf of itself and the other First Priority Secured Parties, acknowledges and agrees that the Second Priority Representative on behalf of itself and the other Second Priority Secured Parties, have been granted Liens upon all of the Common Collateral, and the First Priority Representative, on behalf of itself and the other First Priority Secured Parties, hereby consents thereto. The subordination of Liens by the Second Priority Representative in favor of the First Priority Representative shall not be deemed to subordinate the Liens of the Second Priority Representative (or any Second Priority Secured Party) to any Liens other than (x) the Liens of the First Priority Secured Parties securing the First Priority Obligations and (y) Liens that are permitted under the First Priority Documents to be senior to the First Priority Obligations.

2.2           Nature of First Priority Obligations.  The Second Priority Representative on behalf of itself and the other Second Priority Secured Parties acknowledges that a portion of the First Priority Obligations represents debt that is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the First Priority Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the First Priority Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Second Priority Secured Parties and without affecting the provisions hereof but only so long as any such obligation are permitted to be incurred pursuant to the terms hereof or of the Second Priority Documents as in effect on the date of this Agreement.  The lien priorities provided in Section 2.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the First Priority Obligations or the Second Priority Obligations, or any portion thereof.

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2.3           Agreements Regarding Actions to Perfect Liens.  (a)  The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties agrees that each patent, trademark or copyright filing or other filings or recordings (other than UCC financing statements) filed or recorded by or on behalf of the Second Priority Representative  shall, to the extent reasonably practicable, contain the following notation:  “The lien created hereby on the property described herein is junior and subordinate to the lien on such property created by any agreement, filing or recording now or hereafter granted to Deutsche Bank Trust Company Americas, as Collateral Agent (under the First Priority Documents), and its successors and assigns, in such property, in accordance with the provisions of the Intercreditor Agreement dated as of ________, 2011 among DEUTSCHE BANK TRUST COMPANY AMERICAS, as First Priority Representative, DEUTSCHE BANK TRUST COMPANY AMERICAS, as Second Priority Representative, LEE ENTERPRISES, INCORPORATED, as Borrower, and the other Loan Parties referred to therein, as amended from time to time.”

(b) The Second Priority Representative agrees on behalf of itself and the other Second Priority Secured Parties that all mortgages, deeds of trust, deeds and similar instruments now or hereafter filed against real property in favor of or for the benefit of the Second Priority Representative and the other Second Priority Secured Parties shall contain the following notation:  “The lien created by this mortgage on the property described herein is junior and subordinate to the lien on such property created by any mortgage, deed of trust or similar instrument now or hereafter granted to DEUTSCHE BANK TRUST COMPANY AMERICAS, as Agent (under the First Priority Agreements), and its successors and assigns, in such property, in accordance with the provisions of the Intercreditor Agreement dated as of ___________ __, 2011 among DEUTSCHE BANK TRUST COMPANY AMERICAS, as First Priority Representative, DEUTSCHE BANK TRUST COMPANY AMERICAS, as Second Priority Representative, LEE ENTERPRISES, INCORPORATED, as Borrower, and the other Loan Parties referred to therein, as amended from time to time.”

(c)  The First Priority Representative hereby acknowledges and agrees that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) over Common Collateral pursuant to the First Priority Security Documents, such possession or control is also for the benefit of, and the First Priority Representative or such third party holds such possession or control as bailee and agent for, the Second Priority Representative and the other Second Priority Secured Parties solely to the extent required to perfect their security interest in such Common Collateral (such bailment and agency for perfection being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2) and 9-313(c) of the Uniform Commercial Code).  Nothing in the preceding sentence shall be construed to impose any duty on the First Priority Representative (or any third party acting on its behalf) with respect to such Common Collateral or provide the Second Priority Representative or any other Second Priority Secured Party with any rights with respect to such Common Collateral beyond those specified in this Agreement and the Second Priority Security Documents, provided that as soon as practicable after the occurrence of the events described in clauses (a), (b) and (c) of the definition of the First Priority Obligations Payment Date, the First Priority Representative shall (i) deliver, at the Borrower’s sole cost and expense, the Common Collateral in its possession or control together with any necessary endorsements (x) first, to the Second Priority Representative to the extent any Second Priority Obligations remain outstanding and (x) second, to the Borrower to the extent no First Priority Obligations or Second Priority Obligations remain outstanding, or (ii) direct and deliver such Common Collateral as a court of competent jurisdiction otherwise directs, and provided, further, that the provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First Priority Secured Parties and the Second Priority Secured Parties and shall not impose on the First Priority Secured Parties any obligations in respect of the disposition of any

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Common Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party.

(d)           To the extent that any deposit account or securities account of any Loan Party is subject to a control agreement in favor of the First Priority Representative, the First Priority Representative will act as bailee and agent for the Second Priority Representative solely to the extent required to perfect the Liens of the Second Priority Secured Parties in such deposit accounts and securities accounts and the cash and other assets therein.  Nothing in the preceding sentence shall be construed to impose any duty on the First Priority Representative (or any third party acting on its behalf) with respect to such Common Collateral or provide the Second Priority Representative or any other Second Priority Secured Party with any rights with respect to such Common Collateral beyond those specified in this Agreement and the Second Priority Security Documents.  Unless the Second Priority Liens on such First Priority Collateral shall have been or concurrently are released, after the First Priority Obligations Payment Date, the First Priority Representative shall cooperate with the Loan Parties and the Second Priority Representative (at the expense of the Loan Parties) in permitting control of any deposit accounts and securities accounts to be transferred to the Second Priority Representative (or for other arrangements with respect to each such deposit account and securities account reasonably satisfactory to the Second Priority Representative and in accordance with the Second Priority Documents to be made).

2.4           No New Liens.  So long as the First Priority Obligations Payment Date has not occurred, whether or not an Insolvency Proceeding has been commenced by or against any Loan Party the parties hereto agree that (a) there shall be no Lien, and no Loan Party shall have any right to create any Lien, on any assets of any Loan Party securing any Second Priority Obligation if these same assets are not subject to, and do not become subject to, a Lien securing the First Priority Obligations and (b) and (ii) there shall be no Lien, and no Loan Party shall have any right to create any Lien, on any assets of any Loan Party securing any First Priority Obligation if these same assets are not subject to, and do not become subject to, a Lien securing the Second Priority Obligations.  To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First Priority Secured Parties, the Second Priority Representative and the other Second Priority Secured Parties agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.4 shall be subject to Section 4.1.

2.5           Prohibition on Contesting Liens.  Each of the Second Priority Representative, for itself and on behalf of each of the Second Priority Secured Parties, and the First Priority Representative, for itself and on behalf of each of the First Priority Secured Parties, agrees that it will not (and hereby waives any right to) object to or contest or support any other Person in objecting to or contesting, in any proceeding (including without limitation, any Insolvency Proceeding), the validity, extent, perfection, priority or enforceability of a Lien held by or on behalf of any of the First Priority Secured Parties in the First Priority Collateral or by or on behalf of any of the Second Priority Secured Parties in the Second Priority Collateral, as the case may be, or the provisions of this Agreement; provided, that nothing in this Agreement shall be construed to prevent or impair the rights of the First Priority Representative, any First Priority Secured Party, the Second Priority Representative or any Second Priority Secured Party to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the First Priority Obligations as provided in Sections 2.1 and 3.1.  Notwithstanding any failure by any First Priority Secured Party or Second Priority Secured Party to perfect its security interests in the Common Collateral or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the security interests in the Common Collateral granted to the First Priority Secured Parties or the Second Priority Secured parties, the priority and rights as between the First Priority

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Secured Parties and the Second Priority Secured Parties with respect to the Common Collateral shall be as set forth herein.

SECTION 3.  Enforcement Rights.

3.1           Exclusive Enforcement. Until the First Priority Obligations Payment Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against any Loan Party, the First Priority Secured Parties shall have the exclusive right to take and continue any Enforcement Action with respect to the Common Collateral, without any consultation with or consent of any Second Priority Secured Party, but subject to the provisos set forth in Sections 3.2 and 5.1.  Upon the occurrence and during the continuance of a default or an event of default under the First Priority Documents, the First Priority Representative and the other First Priority Secured Parties may take and continue any Enforcement Action with respect to the First Priority Obligations and the Common Collateral in such order and manner as they may determine in their sole discretion.

3.2           Standstill and Waivers.  The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that, until the First Priority Obligations Payment Date has occurred, subject to the proviso set forth in Section 5.1:

(a)  they will not take or cause to be taken any Enforcement Action;

(b)  they will not take or cause to be taken any action, the purpose or effect of which is to make any Lien in respect of any Second Priority Obligation pari passu with or senior to, or to give any Second Priority Secured Party any preference or priority relative to, the Liens with respect to the First Priority Obligations or the First Priority Secured Parties with respect to any of the Common Collateral;

(c)  they will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Common Collateral by any First Priority Secured Party or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) by or on behalf of any First Priority Secured Party;

(d)  they have no right to (i) direct either the First Priority Representative or any other First Priority Secured Party to exercise any right, remedy or power with respect to the Common Collateral or pursuant to the First Priority Security Documents or (ii) consent or object to the exercise by the First Priority Representative or any other First Priority Secured Party of any right, remedy or power with respect to the Common Collateral or pursuant to the First Priority Security Documents or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (d), whether as a junior lien creditor or otherwise, they hereby irrevocably waive such right);

(e)  they will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against any First Priority Secured Party seeking damages from or other relief by way of specific performance, injunction or otherwise, with respect to, and no First Priority Secured Party shall be liable for, any action taken or omitted to be taken by any First Priority Secured Party with respect to the Common Collateral or pursuant to the First Priority Documents; and

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(f)  they will not seek, and hereby waive any right, to have the Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Common Collateral.

provided that, notwithstanding the foregoing, any Second Priority Secured Party may exercise its rights and remedies in respect of Common Collateral under the Second Priority Security Documents or applicable law after the passage of a period of 150 days (the “Standstill Period”) from the first date of delivery of a notice in writing to the First Priority Representative and the Borrower of any Second Priority Secured Party’s intention to exercise such rights and remedies in respect of Common Collateral, which notice may only be delivered following the occurrence of and during the continuance of an “Event of Default” under and as defined in the Second Priority Agreement; provided, further, however, that, notwithstanding the foregoing, in no event shall any Second Priority Secured Party exercise or continue to exercise any such rights or remedies if, notwithstanding the expiration of the Standstill Period, (i) any First Priority Secured Party shall have commenced and be diligently pursuing in good faith the exercise of any of its rights and remedies with respect to all or any material portion of the Common Collateral or (ii) an Insolvency Proceeding in respect of any Loan Party shall have been commenced; and provided, further, that in any Insolvency Proceeding commenced by or against any Loan Party, the Second Priority Representative and the Second Priority Secured Parties may take any action expressly permitted by Section 5.

Notwithstanding the foregoing contained in this Section 3.2, the Second Priority Representative and the Second Priority Secured Parties may:

(1)
take any action (not adverse to the priority status of the Liens on the Common Collateral, or the rights of any First Priority Representative, the First Priority Secured Parties to exercise remedies in respect thereof or the agreements set forth in Section 2) in order to create, perfect, preserve or protect its Lien on the Common Collateral;

(2)
file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second Priority Secured Parties, including any claims secured by the Common Collateral, if any, in each case in a manner that is not inconsistent with, or in contravention of, the express terms of this Agreement;

(3)
file any pleadings, objections, motions or agreements or take any positions that assert rights or interests available to unsecured creditors of the Loan Parties arising under either any Insolvency Proceeding or applicable non-bankruptcy law, in each case in a manner that is not inconsistent with, or in contravention of, the express terms of this Agreement;

(4)
vote on any plan of reorganization, file any proof of claim or statement of interest, make other filings and make any arguments and motions that are, in each case, in a manner that is not inconsistent with, or in contravention of, the express terms of this Agreement, with respect to the Second Priority Obligations and the Common Collateral;

(5)	exercise any of its rights or remedies with respect to the Common Collateral after the termination of the Standstill Period to the extent permitted by this Section 3.2;

(6)
present a cash or credit bid (in the case of any such credit bid, so long as such bid provides for payment in full of the First Priority Obligations and the occurrence of the events described in clauses (a), (b) and (c) of the definition of the First Priority

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Obligations Payment Date) at any Section 363 hearing or with respect to any other Common Collateral disposition; and

(7)	bid for or purchase Common Collateral at any private or judicial foreclosure upon such Common Collateral initiated by the First Priority Representative and the First Priority Secured Parties.

3.3           Judgment Creditors.  In the event that any Second Priority Secured Party becomes a judgment lien creditor as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Priority Liens and the First Priority Obligations) to the same extent as all other Liens securing the Second Priority Obligations are subject to the terms of this Agreement.

3.4           No Additional Rights For the Loan Parties Hereunder.  Except as provided in Section 3.5, if any First Priority Secured Party or Second Priority Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, no Loan Party shall be entitled to use such violation as a defense to any action by any First Priority Secured Party or Second Priority Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any First Priority Secured Party or Second Priority Secured Party.

3.5           Actions Upon Breach.  (a)  If any Second Priority Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against any Loan Party or the Common Collateral, such Loan Party, with the prior written consent of the First Priority Representative, may interpose as a defense or dilatory plea the making of this Agreement, and any First Priority Secured Party may intervene and interpose such defense or plea in its or their name or in the name of such Loan Party.

(b)  Should any Second Priority Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Common Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, any First Priority Secured Party (in its own name or in the name of the relevant Loan Party) or the relevant Loan Party may obtain relief against such Second Priority Secured Party by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Second Priority Representative on behalf of each Second Priority Secured Party that (i) the First Priority Secured Parties’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Second Priority Secured Party waives any defense that the Loan Parties and/or the First Priority Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages.

3.6           Option to Purchase.  (a)  The First Priority Representative agrees that it will give the Second Priority Representative written notice (the “Enforcement Notice”) within five business days after commencing any Enforcement Action with respect to Common Collateral or the institution of any Insolvency Proceeding (which notice shall be effective for all Enforcement Actions taken after the date of such notice so long as the First Priority Representative is diligently pursuing in good faith the exercise of its default or enforcement rights or remedies against, or diligently attempting in good faith to vacate any stay of enforcement rights of its senior Liens on a material portion of the Common Collateral, including, without limitation, all Enforcement Actions identified in such notice).  Following the commencement of an Enforcement Action or the institution of any Insolvency Proceeding by the First Priority Representative or any other First Priority Secured Party, any Second Priority Secured Party shall have the

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option, by irrevocable written notice (the “Purchase Notice”) delivered by the Second Priority Representative to the First Priority Representative no later than five business days after receipt by the Second Priority Representative of the Enforcement Notice, to purchase all of the First Priority Obligations from the First Priority Secured Parties.  If the Second Priority Representative so delivers the Purchase Notice, the First Priority Representative shall terminate any existing Enforcement Actions and shall not take any further Enforcement Actions, provided, that the Purchase (as defined below) shall have been consummated on the date specified in the Purchase Notice in accordance with this Section 3.6.

(b)           On the date specified by the Second Priority Representative in the Purchase Notice (which shall be a business day not less than five business days, nor more than ten business days, after receipt by the First Priority Representative of the Purchase Notice), the First Priority Secured Parties shall, subject to any required approval of any court or other governmental authority then in effect, sell to the Second Priority Secured Parties electing to purchase pursuant to Section 3.6(a) (the “Purchasing Parties”), and the Purchasing Parties shall purchase (the “Purchase”) from the First Priority Secured Parties, the First Priority Obligations; provided, that the First Priority Obligations purchased shall not include any rights of First Priority Secured Parties with respect to indemnification and other obligations of the Loan Parties under the First Priority Documents that are expressly stated to survive the termination of the First Priority Documents (the “Surviving Obligations”).

(c)           Without limiting the obligations of the Loan Parties under the First Priority Documents to the First Priority Secured Parties with respect to the Surviving Obligations (which shall not be transferred in connection with the Purchase), on the date of the Purchase, the Purchasing Parties shall (i) pay to the First Priority Secured Parties as the purchase price (the “Purchase Price”) therefor the full amount of all First Priority Obligations then outstanding and unpaid (including principal, interest (including, to the extent applicable, interest at the default rate), Post-Petition Interest, fees, breakage costs, attorneys’ fees and expenses, and, in the case of any Hedging Obligations, the amount that would be payable by the relevant Loan Party thereunder if it were to terminate such Hedging Obligations on the date of the Purchase or, if not terminated, an amount determined by the relevant First Priority Secured Party to be necessary to collateralize its credit risk arising out of such Hedging Obligations), (ii) furnish cash collateral (the “Cash Collateral”) to the First Priority Secured Parties in such amounts as the relevant First Priority Secured Parties determine is reasonably necessary to secure such First Priority Secured Parties in connection with any outstanding letters of credit (not to exceed 105% of the aggregate undrawn face amount of such letters of credit), (iii) agree to reimburse the First Priority Secured Parties for any loss, cost, damage or expense (including attorneys’ fees and expenses) in connection with any fees, costs or expenses related to any checks or other payments provisionally credited to the First Priority Obligations and/or as to which the First Priority Secured Parties have not yet received final payment and (iv) agree, after written request from the First Priority Representative, to reimburse the First Priority Secured Parties in respect of indemnification obligations of the Loan Parties under the First Priority Documents as to matters or circumstances known to the Purchasing Parties at the time of the Purchase which could reasonably be expected to result in any loss, cost, damage or expense to any of the First Priority Secured Parties, provided that, in no event shall any Purchasing Party have any liability for such amounts in excess of proceeds of Common Collateral received by the Purchasing Parties.

(d)           The Purchase Price and Cash Collateral shall be remitted by wire transfer in immediately available funds to such account of the First Priority Representative as it shall designate to the Purchasing Parties.  The First Priority Representative shall, promptly following its receipt thereof, distribute the amounts received by it in respect of the Purchase Price to the First Priority Secured Parties in accordance with the First Priority Agreement.  Interest shall be calculated to but excluding the day on which the Purchase occurs if the amounts so paid by the Purchasing Parties to the account designated by the First

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Priority Representative are received in such account prior to 12:00 Noon, New York City time, and interest shall be calculated to and including such day if the amounts so paid by the Purchasing Parties to the account designated by the First Priority Representative are received in such account later than 12:00 Noon, New York City time.

(e)           The Purchase shall be made without representation or warranty of any kind by the First Priority Secured Parties as to the First Priority Obligations, the Common Collateral or otherwise and without recourse to the First Priority Secured Parties, except that the First Priority Secured Parties shall represent and warrant:  (i) the amount of the First Priority Obligations being purchased, (ii) that the First Priority Secured Parties own the First Priority Obligations free and clear of any liens or encumbrances and (iii) that the First Priority Secured Parties have the right to assign the First Priority Obligations and the assignment is duly authorized.

3.7           Rights as Unsecured Creditors.  The Second Priority Representative and the Second Priority Secured Parties may exercise rights and remedies available to unsecured creditors against the Loan Parties that have granted Liens to secure the Second Priority Obligations in accordance with the terms of the Second Priority Documents and applicable law to the extent that such exercise is not inconsistent with, or in contravention of, the express terms of this Agreement; provided that in the event that any Second Priority Secured Party becomes an attachment or a judgment Lien creditor in respect of the Common Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Second Priority Obligations, such attachment or judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Priority Obligations) as the other Liens securing the Second Priority Obligations are subject to this Agreement.

3.8           Second Priority Interest, Principal, Etc.  Nothing in this Agreement shall prohibit the receipt by the Second Priority Representative or any Second Priority Secured Parties of payments (including in cash) of interest, principal and other amounts owed in respect of the Second Priority Obligations unless such receipt is (x) the direct or indirect result of the exercise by the Second Priority Representative or any Second Priority Secured Parties of rights or remedies with respect to, or enforcement of, any Lien held by any of them, which exercise or enforcement is inconsistent with, or in contravention of, the express terms of this Agreement or (y) from the proceeds of an Enforcement Action required to be applied in accordance with Section 4.1 below.  Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First Priority Representative or the First Priority Secured Parties may have with respect to the Common Collateral.

3.9           Notice By First Priority Representative.  First Priority Representative shall render to Second Priority Representative written notice of the occurrence of the events described in clauses (a), (b) and (c) of the definition of “First Priority Obligations Payment Date” as soon as practicable (and in any event within two business days) following the occurrence thereof, provided that such notice shall not be required in connection with the consummation of a Replacement First Priority Agreement.

        SECTION 4.  Application Of Proceeds Of Common Collateral; Dispositions And Releases Of Common Collateral; Inspection and Insurance.

4.1           Application of Proceeds; Turnover Provisions.  All proceeds of Common Collateral (including without limitation any interest earned thereon) resulting from the sale, collection or other disposition of Common Collateral in connection with an Enforcement Action or the exercise by any First Priority Secured Party or any Second Priority Secured Party of any of its respective rights and remedies with respect to Common Collateral, whether or not pursuant to an Insolvency Proceeding, shall be

15

distributed as follows: first to the First Priority Representative for application to the First Priority Obligations in accordance with the terms of the First Priority Documents, until the First Priority Obligations Payment Date has occurred and thereafter, to the Second Priority Representative for application in accordance with the Second Priority Documents.  Until the occurrence of the First Priority Obligations Payment Date, any Common Collateral, including without limitation any such Common Collateral constituting proceeds, that may be received by any Second Priority Secured Party in violation of this Agreement shall be segregated and held in trust and promptly paid over to the First Priority Representative, for the benefit of the First Priority Secured Parties, in the same form as received, with any necessary endorsements, and each Second Priority Secured Party hereby authorizes the First Priority Representative to make any such endorsements as agent for the Second Priority Representative (which authorization, being coupled with an interest, is irrevocable).

4.2           Releases of Second Priority Lien.  (a) Upon any release, sale or disposition of Common Collateral (other than in connection with the occurrence of the First Priority Obligations Payment Date) permitted pursuant to the terms of the First Priority Documents that results in the release of the First Priority Lien on any Common Collateral (excluding any sale or other disposition that is not permitted by the Second Priority Agreement unless such sale or disposition is consummated in connection with an Enforcement Action or consummated after the institution of an Insolvency Proceeding), the Second Priority Lien on such Common Collateral (excluding any portion of the proceeds of such Common Collateral remaining after the First Priority Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person.

(b)  The Second Priority Representative shall promptly execute and deliver such release documents and instruments and shall take such further actions as the First Priority Representative shall request to evidence any release of the Second Priority Lien described in paragraph (a).  The Second Priority Representative hereby appoints the First Priority Representative and any officer or duly authorized person of the First Priority Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Second Priority Representative and in the name of the Second Priority Representative or in the First Priority Representative’s own name, from time to time, in the First Priority Representative’s sole discretion, for the purposes of carrying out the terms of this Section 4.2, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 4.2, including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

4.3           Inspection Rights and Insurance.  (a)  Any First Priority Secured Party and its representatives and invitees may at any time inspect, repossess, remove and otherwise deal with the Common Collateral in accordance with the terms of the First Priority Documents, and the First Priority Representative may advertise and conduct public auctions or private sales of the Common Collateral, in each case without notice to, the involvement of or interference by any Second Priority Secured Party or liability to any Second Priority Secured Party; provided that the First Priority Representative shall provide the Second Priority Representative with notice of any sales.

(b)  Until the First Priority Obligations Payment Date has occurred, the First Priority Representative will have the sole and exclusive right (i) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Loan Party (except that the Second Priority Representative shall have the right to be named as additional insured and loss payee so long as its second lien status is identified in a manner satisfactory to the First Priority Representative); (ii) to adjust

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or settle any insurance policy or claim covering the Common Collateral in the event of any loss thereunder in accordance with the terms of the First Priority Documents, (iii) to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral in accordance with the terms of the First Priority Documents and (iv) to apply the proceeds of insurance or a condemnation award to the First Priority Obligations in accordance with the terms of the First Priority Documents.

4.4           Subrogation.  With respect to the value of any payments or distributions in cash, property or other assets that any Second Priority Secured Party pays over to the First Priority Secured Parties under the terms of this Agreement, the Second Priority Secured Parties shall be subrogated to the rights of the First Priority Secured Parties; provided that, the Second Priority Representative, on behalf of itself and the Second Priority Creditors, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the First Priority Obligations Payment Date has occurred.  Each Loan Party acknowledges and agrees that the value of any payments or distributions in cash, property or other assets received by any Second Priority Secured Party that are paid over to the First Priority Secured Parties pursuant to this Agreement shall not reduce any of the Second Priority Obligations.

        SECTION 5.  Insolvency Proceedings.

5.1           Filing of Motions.  Until the First Priority Obligations Payment Date has occurred, the Second Priority Representative agrees on behalf of itself and the other Second Priority Secured Parties that no Second Priority Secured Party shall, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case that (a) violates, or is prohibited by, this Agreement, (b) asserts any right, benefit or privilege that arises in favor of the Second Priority Representative or Second Priority Secured Parties in their capacity as secured creditors solely as a result of their interest in the Common Collateral or in the Second Priority Lien (unless the assertion of such right is expressly permitted by this Agreement) or (c) challenges the validity, priority, enforceability or voidability of any Liens or claims held by the First Priority Representative or any other First Priority Secured Party, or the extent to which the First Priority Obligations constitute secured claims under Section 506(a) of the Bankruptcy Code or otherwise; provided that the Second Priority Representative may take such actions specifically set forth in Section 3.2.

The First Priority Representative agrees on behalf of itself and the other First Priority Secured Parties that no First Priority Secured Party shall, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case that challenges the validity, priority, enforceability or voidability of any Liens or claims held by the Second Priority Representative or any other Second Priority Secured Party, or the extent to which the Second Priority Obligations constitute secured claims under Section 506(a) of the Bankruptcy Code or otherwise, except that the foregoing shall not limit the ability of any First Priority Secured Party to enforce the terms of this Agreement.

5.2           Financing Matters.  Until the First Priority Obligations Payment Date has occurred, if any Loan Party becomes subject to any Insolvency Proceeding, and if the First Priority Representative or the other First Priority Secured Parties consent to the use of cash collateral under the Bankruptcy Code or provide financing to any Loan Party under the Bankruptcy Code or consent to the provision of such financing to any Loan Party by any third party that is (w) in an aggregate principal amount (including any undrawn portion of the revolving commitments thereunder and the face amount of any letters of credit issued and not reimbursed thereunder) of no more than the sum of (i) the amount by which the Maximum

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First Priority Amount then exceeds the First Priority Outstanding Amount plus (ii) $35,000,000, (x) provides that the Second Priority Secured Parties retain the right to object to any ancillary agreements or arrangements regarding the cash collateral use or the financing that are materially adverse to the Second Priority Secured Parties, (y) provides the Second Priority Secured Parties with the Second Priority Required Adequate Protection, and (z) does not compel the Loan Parties to pursue any specific plan or to conduct a sale or other liquidation of the Common Collateral (any such financing that complies with such clauses (w)-(z) (a “DIP Financing”), then the Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, that each Second Priority Secured Party (a) will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such DIP Financing, (b) will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing except as set forth in paragraph 5.4 below and (c) to the extent the Liens securing the First Priority Obligations are subordinated to or pari passu with such DIP Financing will subordinate (and will be deemed hereunder to have subordinated) the Second Priority Liens (i) to such DIP Financing on the same terms as the First Priority Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (ii) to any adequate protection provided to the First Priority Secured Parties and (iii) to any “carve-out” agreed to by the First Priority Representative or the other First Priority Secured Parties in an amount not to exceed $5,000,000, and (d) agrees that notice received two calendar days prior to the entry of an interim order approving such usage of cash collateral or approving such financing and fifteen  days prior to the entry of a final order approving such usage of cash collateral or approving such financing shall be adequate notice.

5.3           Relief From the Automatic Stay.  The Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, that none of them will seek relief from the automatic stay (or any analogous stay) in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any Common Collateral, without the prior written consent of the First Priority Representative unless the First Priority Representative or any of the First Priority Secured Parties have concurrently sought relief from the automatic stay (or from any analogous stay) in any Insolvency Proceeding and the Second Priority Representative and/or the other Second Priority Secured Parties are not seeking relief from the automatic stay (or from any analogous stay) in any Insolvency Proceeding in order to take any Enforcement Action in any manner in violation of or otherwise inconsistent with the provisions of this Agreement.

5.4           Adequate Protection.  The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that none of them shall object, contest, or support any other Person objecting to or contesting, (a) any request by the First Priority Representative or the other First Priority Secured Parties for adequate protection or any adequate protection provided to the First Priority Representative or the other First Priority Secured Parties or (b) any objection by the First Priority Representative or any other First Priority Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection or (c) the payment of interest, fees, expenses or other amounts to the First Priority Representative or any other First Priority Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise.  In any Insolvency Proceeding, (i) if the First Priority Secured Parties (or any subset thereof) are granted adequate protection consisting of additional collateral (with replacement liens on such additional collateral) and superpriority claims in connection with any DIP Financing or use of cash collateral, then in connection with any such DIP Financing or use of cash collateral, the Second Priority Representative, on behalf of itself and any of the Second Priority Secured Parties, may seek or accept adequate protection consisting solely of (w) a replacement Lien on the same additional collateral, subordinated to the Liens securing the First Priority Obligations and such DIP Financing on the same basis as the other Liens securing the Second Priority Obligations are so subordinated to the First Priority Obligations under this Agreement, (x) superpriority claims junior in all

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respects to the superpriority claims granted to the First Priority Secured Parties, (y) payment of the fees and expenses of the Second Priority Representative and the Second Priority Secured Parties, to the extent permitted in the Second Priority Documents (the adequate protection for the Second Priority Secured Parties described in clauses (w), (x), and (y), collectively, the “Second Priority Required Adequate Protection”) and (z) subject to the right of the First Priority Secured Parties to object thereto, the payment of post-petition interest at the pre-default rate (provided, in the case of this clause (z), that the First Priority Secured Parties have been granted adequate protection in the form of post-petition interest at a rate no lower than the pre-default rate), provided, however, that the Second Priority Representative shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, on behalf of itself and the Second Priority Secured Parties, in any stipulation and/or order granting such adequate protection, that such junior superpriority claims in excess of $3,000,000 may with the consent of two-thirds in amount of the Second Priority Obligations be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims and (ii) in the event the Second Priority Representative, on behalf of itself and the Second Priority Secured Parties, seeks or accepts adequate protection in accordance with clause (i) above and such adequate protection is granted in the form of additional collateral, then the Second Priority Representative, on behalf of itself or any of the Second Priority Secured Parties, agrees that the First Priority Representative shall also be granted a senior Lien on such additional collateral as security for the First Priority Obligations and any such DIP Financing and that any Lien on such additional collateral securing the Second Priority Obligations shall be subordinated to the Liens on such collateral securing the First Priority Obligations and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the First Priority Secured Parties as adequate protection, with such subordination to be on the same terms that the other Liens securing the Second Priority Obligations are subordinated to such First Priority Obligations under this Agreement.  The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that except as expressly set forth in this Section none of them shall seek or accept adequate protection without the prior written consent of the First Priority Representative.

5.5           Avoidance Issues.  If any First Priority Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Loan Party, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a constructively fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the First Priority Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the First Priority Obligations Payment Date shall be deemed not to have occurred.  If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Second Priority Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to the First Priority Liens or the Second Priority Liens, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

5.6           Asset Dispositions in an Insolvency Proceeding.  In an Insolvency Proceeding or otherwise, neither the Second Priority Representative nor any other Second Priority Secured Party shall oppose any sale or disposition of any assets of any Loan Party that is supported by the First Priority Secured Parties (or any right of the First Priority Secured Party to credit bid the First Priority Obligations in any such sale or disposition), and the Second Priority Representative and each other Second Priority Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and

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otherwise) to any sale (and related matters) supported by the First Priority Secured Parties and to have released their Liens on such assets provided that their Liens attach to the proceeds of such assets (subject to the priorities set forth in this Agreement) and that the proceeds remaining after payment of related transaction costs and expenses are applied as a permanent reduction of the First Priority Obligations (with an applicable reduction in the Maximum First Priority Amount).  In an Insolvency Proceeding or otherwise, neither the First Priority Representative nor any other First Priority Secured Party shall oppose any right of any Second Priority Secured Party to credit bid the Second Priority Obligations in any sale or disposition, provided that such bid provides for the payment in full of the First Priority Obligations and the occurrence of the events described in clauses (a), (b) and (c) of the definition of First Priority Obligations Payment Date.

5.7          Separate Grants of Security and Separate Classification.  Each Secured Party and Loan Party acknowledges and agrees that (a) the grants of Liens pursuant to the First Priority Security Documents and the Second Priority Security Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Common Collateral, the First Priority Obligations and the Second Priority Obligations are fundamentally different from each other and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding.  To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Priority Secured Parties and Second Priority Secured Parties in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Second Priority Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Loan Parties in respect of the Common Collateral, with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Secured Parties), the First Priority Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest before any distribution is made in respect of the claims held by the Second Secured Priority Secured Parties.  The Second Priority Secured Parties hereby acknowledge and agree to turn over to the First Priority Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of the preceding sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Secured Parties.

5.8           No Waivers of Rights.  Nothing contained herein shall prohibit or in any way limit the First Priority Representative, the Second Priority Representative, any First Priority Secured Party, or any Second Priority Secured Party from objecting, in any Insolvency Proceeding or otherwise, to any action taken by any party not permitted hereunder.

5.9           Plans of Reorganization.  Nothing in this Agreement shall impair the rights of any Second Priority Secured Party to propose, support, or vote in favor or against any plan of reorganization or similar plan or scheme in any Insolvency Proceeding, so long as such plan or scheme is not inconsistent with, or in contravention of, the express terms of this Agreement, provided that in the case of proposing such plan of reorganization or similar plan or scheme it shall, unless otherwise approved by the First Priority Representative, provide for payment in full of the First Priority Obligations and the occurrence of the events described in clauses (a), (b) and (c) of the definition of the First Priority Obligations Payment Date.

5.10         Effectiveness in Insolvency Proceedings.  This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency Proceeding.

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SECTION 6.  Security Documents.

(a)  Each Loan Party and the Second Priority Representative, on behalf of itself and the Second Priority Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the Second Priority Documents inconsistent with or in violation of this Agreement.

(b)  Each Loan Party and the First Priority Representative, on behalf of itself and the First Priority Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the First Priority Documents inconsistent with or in violation of this Agreement.

(c)  In the event the First Priority Representative enters into any amendment, waiver or consent in respect of any of the First Priority Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Priority Security Document or changing in any manner the rights of any parties thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Second Priority Security Document without the consent of or action by any Second Priority Secured Party (with all such amendments, waivers and modifications subject to the terms hereof); provided that (other than with respect to amendments, modifications or waivers that secure additional extensions of credit and add additional secured creditors and do not violate the express provisions of the Second Priority Agreements), (i) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of any Second Priority Security Document, except to the extent that a release of such Lien is permitted by Section 4.2, (ii) any such amendment, waiver or consent that materially and adversely affects the rights of the Second Priority Secured Parties and does not affect the First Priority Secured Parties in a like or similar manner shall not apply to the Second Priority Security Documents without the prior written consent of the Second Priority Representative, (iii) no such amendment, waiver or consent with respect to any provision applicable to the Second Priority Representative under the Second Priority Documents shall be made without the prior written consent of the Second Priority Representative and (iv) notice of such amendment, waiver or consent shall be given to the Second Priority Representative no later than 15 days after its effectiveness, provided that the failure to give such notice shall not affect the effectiveness and validity thereof.

SECTION 7.  Reliance; Waivers; etc.

7.1           Reliance.  The First Priority Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement.  The Second Priority Representative, on behalf of it itself and the Second Priority Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the First Priority Secured Parties.  The Second Priority Documents are deemed to have been executed and delivered and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement.  The First Priority Representative expressly waives all notices of the acceptance of and reliance by the Second Priority Representative and the Second Priority Secured Parties.

7.2           No Warranties or Liability.  The Second Priority Representative and the First Priority Representative acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectibility or enforceability of any other First Priority Document or any Second Priority Document.  Except as otherwise provided in this Agreement, the Second Priority Representative and the First Priority Representative will be entitled to manage and supervise their respective extensions of credit to any Loan Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.

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7.3           No Waivers.  No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Loan Party with the terms and conditions of any of the First Priority Documents or the Second Priority Documents.

SECTION 8.  Obligations Unconditional.

8.1           First Priority Obligations Unconditional.  All rights and interests of the First Priority Secured Parties hereunder, and all agreements and obligations of the Second Priority Secured Parties (and, to the extent applicable, the Loan Parties) hereunder, shall remain in full force and effect irrespective of:

(a)  any lack of validity or enforceability of any First Priority Document;

(b)  any change in the time, place or manner of payment of, or in any other term of, all or any portion of the First Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any First Priority Document;

(c)  prior to the First Priority Obligations Payment Date, any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the First Priority Obligations or any guarantee or guaranty thereof; or

(d)  any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the First Priority Obligations, or of any of the Second Priority Representative, or any Loan Party, to the extent applicable, in respect of this Agreement.

8.2           Second Priority Obligations Unconditional.  All rights and interests of the Second Priority Secured Parties hereunder, and all agreements and obligations of the First Priority Secured Parties (and, to the extent applicable, the Loan Parties) hereunder, shall remain in full force and effect irrespective of:

(a)  any lack of validity or enforceability of any Second Priority Document;

(b)  any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Second  Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Second Priority Document;

(c)  any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the Second Priority Obligations or any guarantee or guaranty thereof; or

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(d)  any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the Second  Priority Obligations or any First Priority Secured Party in respect of this Agreement.

SECTION 9.  Miscellaneous.

9.1           In the event of any conflict between the provisions of this Agreement and the provisions of any First Priority Document or any Second Priority Document, the provisions of this Agreement shall govern.  Notwithstanding the foregoing, the parties hereto acknowledge that the terms of this Agreement are not intended to and shall not, as between the Loan Parties and the Secured Parties, negate, waive or cancel any rights granted to, or carry liability or obligation of, any Loan Party in the First Priority Documents and the Second Priority Documents or impose any additional obligations on the Loan Parties (other than as expressly set forth herein).

9.2           Continuing Nature of Provisions.  This Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the First Priority Obligation Payment Date shall have occurred.  This is a continuing agreement and the First Priority Secured Parties and the Second Priority Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, Borrower or any other Loan Party on the faith hereof.

9.3           Amendments; Waivers.  (a)  No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the First Priority Representative (with the consent of the Required Lenders under and as defined in the First Priority Agreement) and the Second Priority Representative (with the consent of the Required Lenders under and as defined in the Second Priority Agreement), and, in the case of amendments or modifications of Sections 3.5, 3.6, 9.3, 9.5 or 9.6 that directly affect the rights or duties of any Loan Party, such Loan Party, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.  Anything herein to the contrary notwithstanding, no consent of any Loan Party shall be required for amendments, modifications or waivers of any other provisions of this Agreement other than those that directly affect any obligation or right of the Loan Parties hereunder or under the First Priority Documents or the Second Priority Documents or that would impose any additional obligations on the Loan Parties.

(b)  It is understood that the First Priority Representative and the Second Priority Representative, without the consent of any other First Priority Secured Party or Second Priority Secured Party, may in their discretion determine that a supplemental agreement (which make take the form of an amendment and restatement of this Agreement) is necessary or appropriate to facilitate having additional indebtedness or other obligations (“Additional Debt”) of any of the Loan Parties become First Priority Obligations or Second Priority Obligations, as the case may be, under this Agreement, which supplemental agreement shall specify whether such Additional Debt constitutes First Priority Obligations or Second Priority Obligations, provided, that such Additional Debt is permitted to be incurred by the First Priority Agreement and Second Priority Agreement then extant, and is permitted by said Agreements to be subject to the provisions of this Agreement as First Priority Obligations or Second Priority Obligations, as applicable.

9.4           Information Concerning Financial Condition of the Borrower and the other Loan Parties.  Each of the Second Priority Representative and the First Priority Representative hereby assume

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responsibility for keeping itself informed of the financial condition of the Borrower and each of the other Loan Parties and all other circumstances bearing upon the risk of nonpayment of the First Priority Obligations or the Second Priority Obligations.  The Second Priority Representative and the First Priority Representative hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances.  In the event the Second Priority Representative or the First Priority Representative, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (a) to provide any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation not a part of its regular business routine, or (c) to disclose any other information.

9.5           Governing Law.  This Agreement shall be construed in accordance with and governed by the law of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

9.6           Submission to Jurisdiction.  (a)  Each First Priority Secured Party, each Second Priority Secured Party and each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each such party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each such party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the any First Priority Secured Party or Second Priority Secured Party may otherwise have to bring any action or proceeding against any Loan Party or its properties in the courts of any jurisdiction.

(b)  Each First Priority Secured Party, each Second Priority Secured Party and each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so (i) any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding.

(c)  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.7.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

9.7           Notices.  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five days after deposit in the United States mail (certified, with postage prepaid and properly addressed).  For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below each party’s name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

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9.8          Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the First Priority Secured Parties and Second Priority Secured Parties and their respective successors and permitted assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Common Collateral.

9.9         Headings.  Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

9.10       Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

9.11       Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by email or telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto.

9.12           WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

9.13           Additional Loan Parties.  Each Person that becomes a Loan Party after the date hereof shall become a party to this Agreement upon execution and delivery by such Person of a joinder agreement as provided in Section 10.12 of the Security Agreement referred to in the First Priority Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as First
Priority Representative for and on behalf of the First Priority
Secured Parties

By:________________________________
Name:
Title:

Address for Notices:

Attention:
Telecopy No.:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as
Second Priority Representative for and on behalf of the Second
Priority Secured Parties

By:________________________________
Name:
Title:

Address for Notices:

Attention:
Telecopy No.:

[LOAN PARTIES]

By:________________________________
Name:
Title:

Address for Notices:

Attention:
Telecopy No.:

      EXHIBIT B

LENDER JOINDER

This Lender Joinder to the Restructuring Support Agreement, dated as of [  ], 2011 by and among Lee Enterprises, Incorporated (“Company”), and certain of the Company’s subsidiaries and affiliates set forth on Schedule 1 of the Support Agreement (as defined herein and annexed hereto on Annex I hereto) and the Consenting Lenders signatory thereto (the “Support Agreement), is executed and delivered by [    ] (the “Joining Lender Party”) as of [_], 20[__].  Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Support Agreement.

1.  Agreement to be Bound.  The Joining Lender Party hereby agrees to be bound by all of the terms of the Support Agreement, attached to this Lender Joinder as Annex I (as the same may be hereafter amended, restated or otherwise modified from time to time).  The Joining Party shall hereafter be deemed to be a “Consenting Lender” and a party for all purposes under the Support Agreement.

2.  Representations and Warranties.  With respect to the aggregate principal amount of Claims held by the Joining Lender Party upon consummation of the sale, assignment, transfer, hypothecation or other disposition of such Claims (the amount of such Claims as set forth on Annex II hereto), the Joining Lender Party hereby makes the representations and warranties of the Consenting Lenders set forth in Section 4 of the Support Agreement to each of the other Parties in the Support Agreement.

3.  Governing Law.  This Lender Joinder shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflicts of law provisions which would require the application of the law of any other jurisdiction.

* * * * *

[THE REMAINDER OF THIS PAGE IS

INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Joining Lender Party has caused this Lender Joinder to be executed as of the date first written above.

______________________________________
Entity Name of Joining Lender Party

Authorized Signatory:

By:____________________
Name:
Title:

Address: _____________________

ANNEX I

SUPPORT AGREEMENT

Previously provided

ANNEX II

CLAIMS

Amount of Claim under Credit Agreement	Maximum Amount of Claim to be Exchanged for Second Lien Term Loans